Filed Pursuant to Rule 424(b)(5)

Registration No. 333-203608

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
1.300% Notes due 2025	$670,440,000	$77,905.13

(1)	€600,000,000 aggregate principal amount of the 1.300% Notes due 2025 will be issued. The Proposed Maximum Aggregate Offering Price is based on the noon May 5, 2015 euro/U.S.$ exchange rate of €1/U.S.$1.1174 as reported by Bloomberg L.P.
(2)	The filing fee of $77,905.13 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 24, 2015)

RELX Capital Inc.

€600,000,000 1.300% Notes due 2025

Fully and Unconditionally Guaranteed Jointly and Severally by

Reed Elsevier PLC and Reed Elsevier NV

This is an offering by RELX Capital Inc. of €600,000,000 aggregate principal amount of 1.300% notes due May 12, 2025 (the “Notes”). The Notes will be unsecured senior obligations of RELX Capital Inc. and will be fully and unconditionally guaranteed jointly and severally by Reed Elsevier PLC and Reed Elsevier NV (the “Guarantees”).

Interest on the Notes will be payable annually on May 12 of each year, beginning on May 12, 2016.

Prior to February 12, 2025, RELX Capital Inc. may redeem the Notes, in whole or in part, at any time at the “make-whole” redemption price described under the heading “Description of the Notes and Guarantees — Optional Redemption of the Notes.” On or after February 12, 2025, RELX Capital Inc. may redeem the Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the Notes and Guarantees — Optional Redemption of the Notes.”

RELX Capital Inc. may redeem all, but not part, of the Notes upon the occurrence of certain tax events at the redemption prices described under the heading “Description of the Notes and Guarantees — Optional Redemption for Tax Reasons.” If a Change of Control Triggering Event occurs, we will be required to make an offer to repurchase the Notes in cash from the holders at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase. See “Description of the Notes and Guarantees — Change of Control — Offer to Repurchase Upon Change of Control Triggering Event.”

The Notes will be issued in book-entry form only, in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes are a new issue of securities with no established trading market. We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-13.

	Per Note	Total
Public offering price(1)	98.613%	€591,678,000
Underwriting discounts and commissions	0.400%	€ 2,400,000
Proceeds, before expenses, to RELX Capital Inc.(1)	98.213%	€589,278,000

(1)	Plus accrued interest, if any, from May 12, 2015.

Interest on the Notes will accrue from May 12, 2015.

Neither the Securities and Exchange Commission nor any state securities commission nor any foreign governmental agency has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are expected to be delivered through the book-entry delivery system of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about May 12, 2015, which will be the fifth London business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Purchasers of the Notes should note that trading of the Notes may be affected by this settlement date. See “Underwriting.”

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is May 5, 2015.

i

The Notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting.”

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any member state of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (2003/71/EC, as amended, including by Directive 2010/73/EU) (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of the Notes that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of the Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (1) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (2) who are high net worth entities (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (the “FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of the FSMA does not apply. The Notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of the FSMA.

IN CONNECTION WITH THIS OFFERING, CITIGROUP GLOBAL MARKETS LIMITED, AS STABILIZING MANAGER (OR PERSONS ACTING ON ITS BEHALF), MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE

TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS, REGULATIONS AND RULES.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Notes and the Guarantees being offered and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about debt securities and guarantees that may be offered from time to time, some of which does not apply to the Notes and the Guarantees being offered. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the Notes and the Guarantees in this prospectus supplement differs from the description of debt securities and guarantees in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the Notes and the Guarantees offered hereby.

We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date. We cannot guarantee the listing will be obtained.

A portion of the Notes offered hereby is being offered and sold outside the United States.

This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. The offer or sale of the Notes may be restricted by law in some jurisdictions, and you should inform yourself about, and observe, any of those restrictions. See “Underwriting.”

In this prospectus supplement:

•	“RELX Capital” refers to RELX Capital Inc.; and

•	“guarantors” refers to Reed Elsevier PLC and Reed Elsevier NV.

Reed Elsevier PLC and Reed Elsevier NV conduct their business through their jointly owned subsidiary, RELX Group plc, which holds all of the Group’s businesses, subsidiaries and financing activities. Further information on our organizational structure is provided in our most recent joint Annual Report on Form 20-F (“Part I, Item 4: Organisational Structure”). In this prospectus supplement, references to the “Group,” “RELX,” the “combined businesses,” “we,” “our” or “us” refer collectively to Reed Elsevier PLC, Reed Elsevier NV, RELX Group plc and their subsidiaries, associates and joint ventures. The financial statements of the combined businesses are referred to herein as the “combined financial statements.”

In this prospectus supplement, references to “US dollars,” “$” and “¢” are to US currency; references to “sterling,” “£,” “pence” or “p” are to UK currency; and references to “euro” and “€” are to the currency of the European Economic and Monetary Union.

EXCHANGE RATES

Noon buying rates have been used for certain convenience translations presented in this prospectus supplement but have not been used in the preparation of the Group’s combined financial statements, or the consolidated financial statements of Reed Elsevier PLC or Reed Elsevier NV. For a discussion of the impact of currency fluctuations on the Group’s combined results of operations and combined financial position, see “Item 5: Operating and Financial Review and Prospects” in our joint Annual Report on Form 20-F filed on March 10, 2015 incorporated by reference in this prospectus supplement.

The following table illustrates, for the periods and dates indicated, certain information concerning the noon buying rate for pounds sterling expressed in US dollars per £1.00.

	Period
Year Ended December 31,	End	Average(1)	High	Low
	(U.S. dollars per £1.00)
2014	1.56	1.65	1.72	1.55
2013	1.66	1.56	1.66	1.48
2012	1.62	1.59	1.63	1.53
2011	1.55	1.60	1.67	1.54
2010	1.56	1.55	1.64	1.43

Month	High	Low
April 2015	1.55	1.46
March 2015	1.54	1.47
February 2015	1.55	1.50
January 2015	1.54	1.50
December 2014	1.57	1.55
November 2014	1.60	1.56

(1)	The average of the noon buying rates on the last day of each month during the relevant period.

As of May 1, 2015, the latest practicable date for which exchange rate information was available prior to the printing of this document, the noon buying rate for one pound sterling expressed in US dollars was $1.51.

The following table illustrates, for the periods and dates indicated, certain information concerning the noon buying rate for the euro expressed in US dollars per €1.00.

	Period
Year Ended December 31,	End	Average(1)	High	Low
	(U.S. dollars per €1.00)
2014	1.21	1.33	1.39	1.21
2013	1.38	1.32	1.38	1.28
2012	1.32	1.29	1.35	1.21
2011	1.29	1.39	1.49	1.29
2010	1.33	1.32	1.45	1.20

Month	High	Low
April 2015	1.12	1.06
March 2015	1.12	1.05
February 2015	1.15	1.12
January 2015	1.21	1.13
December 2014	1.25	1.21
November 2014	1.26	1.24

(1)	The average of the noon buying rates on the last day of each month during the relevant period.

As of April 30, 2015, the latest practicable date for which exchange rate information was available, the noon buying rate for one euro expressed in US dollars was $1.12.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain or incorporate by reference a number of forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to:

•	financial condition;

•	results of operations;

•	competitive positions;

•	the features and functions of and markets for the products and services we offer; and

•	our business plans and strategies.

We consider any statements that are not historical facts to be “forward-looking statements.” These statements are based on the current expectations of the management of our businesses and are subject to risks and uncertainties that could cause actual results or outcomes to differ from those expressed in any forward-looking statement. These differences could be material; therefore, you should evaluate forward-looking statements in light of various important factors, including those set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	competitive factors in the industries in which we operate;

•	demand for our products and services;

•	exchange rate fluctuations;

•	general economic, political and business conditions;

•	legislative, fiscal, tax and regulatory developments and political risks;

•	the availability of third party content and data;

•	breaches of our data security systems or other unauthorised access to our databases;

•	our ability to maintain high quality management;

•	changes in law and legal interpretation affecting our intellectual property rights and internet communications;

•	uncertainties as to whether our strategies, business plans and acquisitions will produce the expected returns;

•	significant failures or interruptions of our electronic platforms;

•	failure of third parties to whom we have outsourced business activities;

•	changes in the market values of defined benefit pension scheme assets and in the market-related assumptions used to value scheme liabilities;

•	downgrades to the credit ratings of our debt;

•	breaches of generally accepted ethical business standards or applicable statutes;

•	our ability to manage our environmental impact; and

•	other risks referenced from time to time in the filings of Reed Elsevier PLC and Reed Elsevier NV with the Securities and Exchange Commission (the “SEC”).

The terms “estimate,” “project,” “plan,” “intend,” “expect,” “should be,” “will be,” “believe,” “trends” and similar expressions identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus supplement and the accompanying prospectus and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or the accompanying prospectus or to reflect the occurrence of unanticipated events.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand us and the sale of the Notes fully, you should read carefully this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

We are a leading provider of information solutions for professional customers across industries. We operate in four market segments: Scientific, Technical & Medical, providing information and tools to help our customers improve scientific and healthcare outcomes; Risk & Business Information, providing data services and tools that combine proprietary, public and third-party information, with technology and analytics to business and government customers; Legal, providing legal, tax, regulatory news and business information to legal, corporate, government and academic markets; and Exhibitions, organising exhibitions and conferences.

Our principal operations are in North America and Europe. For the year ended December 31, 2014, we had total revenue of £5.8 billion and an average of 28,200 employees. In 2014, North America represented our largest single geographic market, contributing 50% of our total revenue.

Reed Elsevier PLC and Reed Elsevier NV jointly own RELX Group plc, which holds all RELX Group businesses, subsidiaries and financing activities. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal identities and are publicly held companies. Reed Elsevier PLC’s securities are listed in London and New York, and Reed Elsevier NV’s securities are listed in Amsterdam and New York. RELX Capital is incorporated in the state of Delaware and is a wholly-owned indirect subsidiary of RELX Group plc.

Reed Elsevier PLC and Reed Elsevier NV each hold a 50% interest in RELX Group plc. Reed Elsevier PLC additionally holds a 5.8% indirect equity interest in Reed Elsevier NV. The shareholders of Reed Elsevier PLC therefore own a 52.9% economic interest in the combined businesses of the Group. Presently the equalization ratio of Reed Elsevier PLC to Reed Elsevier NV shares is such that one Reed Elsevier NV ordinary share is, in broad terms, intended to confer equivalent economic interests to 1.538 Reed Elsevier PLC ordinary shares. In order to simplify the corporate structure and make the respective economic interests of the two parent companies’ shareholders more transparent, we expect to replace Reed Elsevier PLC’s 5.8% shareholding in Reed Elsevier NV by a 2.9% direct (non-voting) shareholding in RELX Group plc, effective July 1, 2015. As a result, Reed Elsevier PLC’s direct equity holding in RELX Group plc will become 52.9% and Reed Elsevier NV’s direct equity holding in RELX Group plc will become 47.1%, which aligns with their shareholders’ respective economic interests. In addition, Reed Elsevier NV expects to issue additional bonus ordinary shares on July 1, 2015 to existing Reed Elsevier NV shareholders on the basis of 0.538 bonus shares for each share held. As a result, one ordinary share of Reed Elsevier NV will confer equivalent economic interests to one ordinary share of Reed Elsevier PLC.

Further detail is described in our most recent joint Annual Report on Form 20-F (“Part I, Item 4: Information on the Group — History and Development”).

We expect to change the names of Reed Elsevier PLC and Reed Elsevier NV to RELX PLC and RELX NV, respectively, effective July 1, 2015.

Operations

We derive our revenue principally from subscriptions, transactional and advertising sales. In 2014, 51% of our revenue was derived from subscriptions, 47% from transactional sales and 2% from advertising sales. An increasing proportion of revenue is derived from electronic information products, principally internet based. In 2014, 66% of our revenue was derived from such sources, including 85% of Risk & Business Information revenue, 77% of Legal revenue, 74% of Scientific, Technical & Medical revenue and 3% of Exhibitions revenue.

Subscription sales are defined as revenue derived from the periodic distribution or update of a product or from the provision of access to online services, which is often prepaid. Transactional sales include all other revenue from the distribution of a product and transactions of online services, usually on cash or credit terms. The level of publishing-related advertising sales has historically been tied closely to the economic and business investment cycle with changes in the profit performance of advertisers, business confidence and other economic factors having a high correlation with changes in the size of the market. Subscription sales and transactional sales have tended to be more stable than advertising sales through economic cycles.

We operate in four market segments.

Scientific, Technical & Medical. We provide information and tools to help customers improve scientific and healthcare outcomes. Total revenues for the segment for the year ended December 31, 2014 were £2,048 million.

Risk & Business Information. We provide data, analytics and insight that enable customers to evaluate and manage risk. We develop market intelligence, supporting more confident decisions, improving economic outcomes, and enhancing operational efficiency. Total revenues for the segment for the year ended December 31, 2014 were £1,439 million.

Legal. We are a leading provider of legal, regulatory and news & business information and analysis to law firm, corporate, government and academic customers. Total revenues for the segment for the year ended December 31, 2014 were £1,396 million.

Exhibitions. We organize trade exhibitions and conferences internationally. Total revenues for the segment for the year ended December 31, 2014 were £890 million.

Principal Executive Offices

The principal executive offices of Reed Elsevier PLC are located at 1-3 Strand, London WC2N 5JR, England. Tel: +44 20 7166 5500. The principal executive offices of Reed Elsevier NV are located at Radarweg 29, 1043 NX Amsterdam, The Netherlands. Tel: +31 20 485 2222. The principal executive office located in the United States is at 230 Park Avenue, New York, New York 10169. Tel: +1 (212) 309-8100. Our internet address is www.relxgroup.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

Issuer

RELX Capital (formerly known as Reed Elsevier Capital Inc.) is incorporated in the state of Delaware and is a wholly-owned indirect subsidiary of RELX Group plc, which is jointly owned by Reed Elsevier PLC and Reed Elsevier NV. RELX Capital was incorporated in Delaware in April 1995. It has no assets, operations, revenues or cash flows other than those related to the issuance and repayment of securities guaranteed by Reed Elsevier PLC and Reed Elsevier NV.

Recent Developments

Effective February 25, 2015, Reed Elsevier PLC and Reed Elsevier NV transferred their direct ownership interests in Elsevier Reed Finance BV to their jointly-owned company Reed Elsevier Group plc and named this newly-combined single group entity RELX Group plc. As a result, RELX Group plc now holds all Reed Elsevier businesses, subsidiaries and financing activities. Further information on our organizational structure is provided in our most recent joint Annual Report on Form 20-F (“Part I, Item 4: Organisational Structure”).

The Offering

Issuer	RELX Capital

Guarantors	Reed Elsevier PLC and Reed Elsevier NV

Notes Offered	€600,000,000 aggregate principal amount of 1.300% Notes due 2025

Maturity Date	May 12, 2025

Issue Price	98.613% plus accrued interest, if any, from May 12, 2015

Denominations	The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Interest Rate	The Notes will bear interest at a rate of 1.300% per annum from May 12, 2015.

Interest Payment Dates	May 12 of each year, beginning on May 12, 2016

First Interest Payment Date	May 12, 2016

Guarantees	Reed Elsevier PLC and Reed Elsevier NV will unconditionally and irrevocably guarantee the Notes on a joint and several basis. The Guarantees will rank equally with all of the existing and future senior unsecured indebtedness of Reed Elsevier PLC and Reed Elsevier NV.

Ranking	The Notes will be senior unsecured obligations of RELX Capital. The Notes will rank equally in right of payment with all of the existing and future senior unsecured indebtedness of RELX Capital. The Guarantees will rank equally in right of payment with all existing and future senior, unsecured and unsubordinated indebtedness of each Guarantor.

Covenants	Under the indenture, we have agreed to certain restrictions on incurring liens and entering into certain transactions. See “Description of the Debt Securities and Guarantees — Covenants of RELX Capital and the Guarantors” in the accompanying prospectus.

Optional Redemption of Notes	Prior to February 12, 2025, RELX Capital may redeem the Notes, in whole or in part, at any time at the “make-whole” redemption price described under the heading “Description of the Notes and Guarantees — Optional Redemption of the Notes.”

On or after February 12, 2025, RELX Capital may redeem the Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, as described under “Description of the Notes and Guarantees — Optional Redemption of the Notes.”

Optional Redemption of Notes for Tax Reasons	RELX Capital may redeem all, but not part, of the Notes upon the occurrence of certain tax events at the redemption prices described under the heading “Description of the Notes and Guarantees — Optional Redemption for Tax Reasons.”

Change of Control — Repurchase at the Option of the Holders	A Change of Control Triggering Event will be deemed to occur if a Change of Control and Rating Event (each as defined herein under “Description of the Notes and Guarantees — Change of Control — Offer to Repurchase Upon Change of Control Triggering Event”) occurs, in which case, unless we have exercised our right to redeem the Notes as described under “Description of the Notes and Guarantees — Optional Redemption of the Notes,” each Holder will be entitled to require us to purchase such Holder’s Notes at 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of purchase.

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in US dollars until the euro is again available to us or so used. See “Risk Factors” and “Description of the Notes and Guarantees — Issuance in Euro; Payment on the Notes.”

Additional Amounts	We will, subject to certain exceptions and limitations set forth in this prospectus supplement, pay additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on the Notes to a holder, after deduction or withholding for or on account of any present or future tax, assessment, duty or other governmental charge imposed upon such holder by or on behalf of the jurisdiction under the laws of which RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, is organized or resident for tax purposes, or any jurisdiction from or through which any amount is paid by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, or in each case any taxing authority thereof or therein, will not be less than the amount provided in such holder’s Notes to be then due and payable. See “Description of the Notes and Guarantees — Payment of Additional Amounts.”

Use of Proceeds

The net proceeds of this offering are estimated to be approximately €588.4 million (after deducting underwriting discounts and estimated transaction expenses). We expect to use the net proceeds for general corporate purposes, including repaying certain outstanding indebtedness under our commercial paper program. As of May 1, 2015, the coupon on this commercial paper was approximately 0.50%. See “Use of Proceeds.”

Further Issuances	We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional debt securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Notes. Any additional debt securities having such similar terms, together with the Notes, will constitute a single series of securities under the indenture, including for purposes of voting and redemptions, and any additional debt securities issued as part of the same series as the Notes will be fungible with the Notes for United States federal income tax purposes or will be issued under a separate CUSIP number.

Governing Law	State of New York

Listing	We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date.

Trustee, Transfer Agent, Registrar and Authenticating Agent	The Bank of New York Mellon

Paying Agent	The Bank of New York Mellon, London Branch

Clearance and Settlement	The Notes will be cleared through Clearstream and Euroclear.

Risk Factors	Investment in the Notes involves certain risks. You should carefully consider the information under “Risk Factors,” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Notes.

RISK FACTORS

Before making a decision to invest in the Notes, you should carefully consider the following risks, together with all other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks described in our joint Annual Report on Form 20-F filed on March 10, 2015. Additional risks not presently known to us or that we currently deem immaterial may also impair our business.

Risks Relating to the Notes

Rating agencies may lower the ratings of our long-term debt, including the Notes.

Credit rating agencies continually review their ratings for debt securities of companies that they follow, including us. If the ratings of our long-term debt or the Notes are downgraded in the future, the price and liquidity of the Notes or your ability to resell the Notes could be adversely affected. In addition, any such downgrade could also adversely affect our borrowing costs and reduce our access to capital. A rating is based upon information furnished by us or obtained by the relevant rating agency from its own sources and is subject to revision, suspension or withdrawal by the rating agency at any time. Rating agencies may review the ratings assigned to the Notes due to developments that are beyond our control.

An active trading market for the Notes may not develop.

The Notes constitute new issues of securities, for which there is no existing market. Although we intend to apply for listing of the Notes for trading on the NYSE, no assurance can be given that the Notes will become or will remain listed. Even if the Notes are listed, an active trading market may not develop. In addition, the liquidity of any trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for these Notes, prevailing interest rates and changes in our consolidated financial condition, results of operations or prospects. A liquid trading market in the Notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the Notes and your ability to transfer the Notes may be limited.

Changes in the debt markets could adversely affect the market prices of the Notes.

The market price for the Notes will depend on many factors, including: RELX Capital’s credit ratings with major credit rating agencies; the prevailing interest rates being paid by other companies similar to RELX Capital; RELX Capital’s results of operations, financial condition and future prospects; and the overall condition of the financial markets. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the Notes.

RELX Capital may redeem the Notes at its option, which may adversely affect your return.

As described under “Description of the Notes and Guarantees — Optional Redemption of the Notes” in this prospectus supplement, RELX Capital has the right to redeem the Notes in whole or in part from time to time. RELX Capital may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

The guarantors are the holding companies of the Group.

The guarantors are the holding companies of the Group. Accordingly, substantially all of the assets of the guarantors are comprised of its shareholdings in its subsidiaries. The ability of the guarantors to satisfy any payment obligations under the Guarantees will be dependent upon dividend payments and/or other payments received by the guarantors from other members of the Group, and such payment obligations under the Guarantees will be structurally subordinated to any payment obligations owed to creditors of the guarantors’ subsidiaries.

The Notes do not contain any financial covenants.

RELX Capital will not be restricted from incurring additional unsecured debt or other liabilities, including senior debt. If RELX Capital incurs additional debt or liabilities, RELX Capital’s ability to pay interest on and the principal of the Notes could be adversely affected. In addition, under the Notes, neither RELX Capital nor the guarantors will be restricted from paying dividends or issuing or repurchasing their other securities.

Noteholders will not be protected in the event of a significant increase in our leverage, a reorganization, a default under RELX Capital’s existing indebtedness, or a restructuring or similar transaction that may adversely affect noteholders, except to the extent described under “Description of the Notes and Guarantees.”

The Notes and the Guarantees will be unsecured obligations.

The Notes will be senior, unsecured indebtedness of RELX Capital and will rank equally in right of payment with all current and future unsecured and unsubordinated obligations of RELX Capital. The Guarantees will rank equally in right of payment with all existing and future senior, unsecured and unsubordinated indebtedness of each Guarantor. The Notes and the Guarantees will be effectively subordinated to any future secured indebtedness of RELX Capital and each Guarantor, respectively, to the extent of the collateral securing such indebtedness. As of December 31, 2014, neither RELX Capital nor the Guarantors had any secured indebtedness outstanding. For more information on the ranking of the Notes, see “Description of the Notes and Guarantees.”

RELX Capital may not be able to repurchase all of the Notes upon a Change of Control Triggering Event in accordance with the indenture, which would result in a default under the Notes.

Upon the occurrence of a Change of Control Triggering Event under the indenture governing the Notes, RELX Capital will be required to offer to repurchase the Notes at a price of 100% of the principal amount of the relevant series of the Notes repurchased plus accrued and unpaid interest. However, RELX Capital may not have sufficient funds to repurchase the Notes. In addition, RELX Capital’s ability to repurchase the Notes may be limited by law or the terms of other agreements relating to its indebtedness. The failure to make such repurchase in accordance with the indenture would result in a default under the Notes. For more information, see “Description of the Notes and Guarantees — Change of Control — Offer to Repurchase Upon Change of Control Triggering Event” in this prospectus supplement.

Investors in the Notes may be unable to enforce judgments obtained in U.S. courts against RELX Capital or the guarantors.

Some of the directors and executive officers of the guarantors are non-residents of the United States, and all or a substantial portion of the assets of the guarantors and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these non-resident persons or to enforce against the guarantors or these non-resident persons in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. See “Enforceability of Civil Liabilities” in the accompanying prospectus.

An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the Notes and any redemption price for the Notes will be made in euro. An investment in the Notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The Notes permit us to make payments in US dollars if we are unable to obtain euro.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in US dollars until the euro is again available to us or so used. If the euro is unavailable to us, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, if the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent US dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date, or if The Wall Street Journal has not published such exchange rate, such rate as determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in US dollars will not constitute an event of default under the Notes or the indenture governing the Notes.

In a lawsuit for payment on the Notes, an investor may bear currency exchange risk.

The indenture is, and the Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euro. However, the judgment would be converted into US dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A federal court in New York presiding over a dispute arising in connection with the Notes may apply the foregoing New York law or in certain circumstances may render the judgment in US dollars.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than US dollars. For example, a judgment for money in an action based on the Notes in many other US federal or state courts ordinarily would be enforced in the United States only in US dollars. The date used to determine the rate of conversion of euro into US dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the Notes provide that the Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

A paying agent may be obligated to withhold taxes under the European Council Directive 2003/48/EC, and the net amounts received by noteholders may be less than they would have been absent that withholding.

If a payment were to be made or collected through a member state of the European Union which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither RELX Capital nor any paying agent nor any other person would be obliged to pay additional amounts with respect to any Note as a result of the imposition of such withholding tax. For a discussion of the European Council Directive 2003/48/EC, please see “Taxation — European Union Tax Considerations” in the accompanying prospectus.

An event of default under other series of debt securities issued by us may not constitute an event of default under the Notes.

As described under “Description of the Debt Securities and Guarantees — Events of Default” in the accompanying prospectus, acceleration or failure to pay certain indebtedness of RELX Capital or either Guarantor in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) may constitute an event of default under the Notes. However, the threshold amount for such an event of default in certain of our outstanding series of debt securities is US$20,000,000 (or the equivalent in another currency). Accordingly, it is possible that an event of default may occur under such other series of debt securities that would not constitute an event of default with respect to the Notes offered hereby.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately €588.4 million (after deducting underwriting discounts and estimated transaction expenses).

We expect to use the net proceeds for general corporate purposes, including repaying certain outstanding indebtedness under our commercial paper program. As of May 1, 2015, the coupon on this commercial paper was approximately 0.50%.

ISSUER

RELX Capital (formerly known as Reed Elsevier Capital Inc.) is incorporated in the state of Delaware and is a wholly-owned indirect subsidiary of RELX Group plc, which is jointly owned by Reed Elsevier PLC and Reed Elsevier NV. RELX Capital was incorporated in Delaware in April 1995. It has no assets, operations, revenues or cash flows other than those related to the issuance and repayment of securities guaranteed by Reed Elsevier PLC and Reed Elsevier NV. At December 31, 2014, RELX Capital had $1,500.3 million (€1,239.9 million translated at the noon buying rate on December 31, 2014 of €0.83 per $1.00, or £962.9 million translated at the noon buying rate on December 31, 2014 of £0.64 per $1.00) of long-term debt, all of which is guaranteed by Reed Elsevier PLC and Reed Elsevier NV. RELX Capital has no other borrowings.

CAPITALIZATION

The following table sets forth cash and cash equivalents, short term borrowings and the total capitalization of the Group, as of December 31, 2014:

•	on an actual basis; and

•

on an as adjusted basis, after giving effect to the issuance and sale of the Notes and the application of the proceeds therefrom. These adjustments have been determined as if the issuance and sale of the Notes occurred on December 31, 2014.

The actual amounts in the table have been derived from the audited combined balance sheet of the Group as of December 31, 2014. You should read this table together with “Operating and Financial Review and Prospects — Operating Results — The Group” and the combined financial statements of the Group in our joint Annual Report on Form 20-F filed on March 10, 2015 incorporated by reference in this prospectus supplement.

	As of December 31, 2014
	Actual	As Adjusted(1)	As Adjusted(2)
	(In millions)
Cash and cash equivalents	£276	£276	$431

Current borrowings (including current portion of long term borrowings)(3)	£676	£247	$385

Non-current borrowings(3)	£3,149	£3,587	$5,596

Combined shareholders’ funds
Combined share capitals(4)	212	212	331
Combined share premiums	2,820	2,820	4,399
Combined shares held in treasury	(1,107)	(1,107)	(1,727)
Translation reserve	74	74	115
Other combined reserves	107	107	167

Combined shareholders’ equity(5)	2,106	2,106	3,285

Total capitalization	£5,255	£5,693	$8,881

(1)	The as adjusted column represents the December 31, 2014 balance adjusted for the effect of the issuance and sale of the Notes (before discount on issue, underwriting discounts and estimated transaction expenses) and application of the net proceeds therefrom. These adjustments have been determined as if the issuance and sale of the Notes occurred on December 31, 2014. Net proceeds of approximately €588.4 million (£429.5 million translated at the noon buying rate on April 30, 2015 of €1.37 per £1.00) (after deducting underwriting discounts and estimated transaction expenses of €3.3 million) are assumed to be realized from the issuance and sale of the Notes.
(2)	For the convenience of the reader, pounds sterling amounts as of December 31, 2014 have been translated into US dollars using the noon buying rate on December 31, 2014 of $1.56 per £1.00.
(3)	All of our borrowings are unsecured and the substantial majority of our borrowings are guaranteed by Reed Elsevier PLC and Reed Elsevier NV. As of December 31, 2014, the non-guaranteed indebtedness totaled $340 million (£218 million using the noon buying rate as of December 31, 2014 of $1.56 per £1.00).
(4)	The combined share capitals, as of December 31, 2014, combine the issued share capital of Reed Elsevier PLC and the issued share capital of Reed Elsevier NV. Combined share capitals exclude the Reed Elsevier NV R-shares held by a subsidiary of Reed Elsevier PLC.
(5)	Subsequent to December 31, 2014, dividends totaling £214 million and €287 million have been approved by shareholders of Reed Elsevier PLC and Reed Elsevier NV, respectively. We expect to make these dividend payments on May 22, 2015.

SELECTED FINANCIAL DATA

THE GROUP

The selected combined financial data for the Group should be read in conjunction with, and is qualified in its entirety by reference to, the combined financial statements and the related notes thereto included in our joint Annual Report on Form 20-F filed on March 10, 2015. In addition, as separate legal entities, Reed Elsevier PLC and Reed Elsevier NV prepare separate consolidated financial statements which reflect their respective shareholders’ economic interests in the Group accounted for on an equity basis.

The combined financial statements are prepared in accordance with accounting policies that are in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and as adopted by the European Union (“EU”). The selected financial data for the Group (in £) as at and for the years ended December 31, 2014, 2013 and 2012 set out below has been extracted or derived from the audited combined financial statements, included herein. The selected financial data for the Group as at and for the years ended December 31, 2011 and 2010 set out below has been extracted or derived from our audited financial statements, which are not included herein, and restated for the adoption of International Accounting Standard (“IAS”) 19 Employee Benefits (revised), which was adopted in the year ended December 31, 2013.

Combined Income Statement Data(1)

	For the year ended December 31,
	2014(2)	2014	2013	2012	2011 Restated	2010 Restated
	(in millions)
Amounts in accordance with IFRS:
Revenue	$9,006	£5,773	£6,035	£6,116	£6,002	£6,055
Operating profit(3)	2,187	1,402	1,376	1,333	1,171	1,064
Net finance costs	(253)	(162)	(196)	(227)	(244)	(289)
Disposals and other non-operating items(4)	(17)	(11)	16	45	(22)	(46)
Profit before tax	1,917	1,229	1,196	1,151	905	729
Tax expense(5)	(419)	(269)	(81)	(102)	(167)	(132)
Net profit for the year	1,498	960	1,115	1,049	738	597
Net profit for the year attributable to non-controlling interests	(8)	(5)	(5)	(5)	(7)	(6)
Net profit attributable to parent companies’ shareholders	1,490	955	1,110	1,044	731	591

Combined Statement of Financial Position Data(1)

	As of December 31,
	2014(2)	2014	2013	2012	2011	2010
	(in millions)
Amounts in accordance with IFRS:
Total assets	$17,296	£11,087	£10,495	£11,014	£11,503	£11,158
Long term borrowings	(4,912)	(3,149)	(2,633)	(3,162)	(3,300)	(3,786)
Net assets	3,334	2,137	2,423	2,314	2,197	1,970
Non-controlling interests	(49)	(31)	(33)	(34)	(25)	(27)
Combined shareholders’ equity	3,285	2,106	2,390	2,280	2,172	1,943

(1)

The combined financial statements are prepared in accordance with accounting policies that are in conformity with IFRS as issued by the IASB and as adopted by the EU. The figures for 2011 and 2010 have been extracted or derived from the combined financial statements for the years ended December 31, 2011 and 2010, not included herein, restated for the adoption of IAS19 Employee Benefits (revised), which was adopted by the Group in the year ended December 31, 2013.

(2)	Noon buying rates as at December 31, 2014 have been used to provide a convenience translation into US dollars. See “Exchange Rates.” At December 31, 2014 the noon buying rate was $1.56 per £1.00. This compares to the average exchange rate for the year ended December 31, 2014 of $1.65 to £1.00 applied in the translation of the combined income statement for the year.
(3)	Operating profit is stated after charging £286 million in respect of amortisation of acquired intangible assets (2013: £318 million; 2012: £329 million; 2011: £359 million; 2010: £349 million); nil in respect of exceptional restructuring costs (2013: nil; 2012: nil; 2011: nil; 2010: £57 million); £30 million in respect of acquisition related costs (2013: £43 million; 2012: £21 million; 2011: £52 million; 2010: £50 million); nil in respect of the share of joint ventures’ profit on disposals (2013: nil; 2012: nil; 2011: £1 million; 2010: nil) and £21 million in respect of taxation in joint ventures (2013: £12 million; 2012: £5 million; 2011: £11 million; 2010: £9 million). Exceptional restructuring costs in 2010 relate only to the restructuring of the Risk & Business Information business.
(4)	Disposals and other non-operating items comprise a £19 million loss on disposal of businesses and assets held for sale (2013: £11 million gain; 2012: £86 million gain; 2011: £12 million loss; 2010: £32 million loss), nil in respect of the charge to property provisions on disposed businesses (2013: nil; 2012: £60 million; 2011: £16 million; 2010: £22 million), and an £8 million gain relating to the revaluation of held for trading investments (2013: £5 million; 2012: £19 million; 2011: £6 million; 2010: £8 million).
(5)	Tax expense in 2014 includes a deferred tax credit of nil (2013: £221 million; 2012: nil; 2011: nil; 2010: nil) arising on the alignment of certain business assets with their global management structure and an exceptional prior year tax credit of nil (2013: nil; 2012: £96 million; 2011: nil; 2010: nil) relating to the resolution of a number of significant tax matters.

REED ELSEVIER PLC

The selected financial data for Reed Elsevier PLC should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Reed Elsevier PLC included in our joint Annual Report on Form 20-F filed on March 10, 2015. The results of Reed Elsevier PLC reflect the 52.9% economic interest of Reed Elsevier PLC’s shareholders in the Group, after taking account of results arising in Reed Elsevier PLC and its subsidiaries. These interests have been accounted for on an equity basis.

The consolidated financial statements are prepared in accordance with accounting policies that are in conformity with IFRS as issued by the IASB and as adopted by the EU. The selected financial data for Reed Elsevier PLC (in £) as at and for the years ended December 31, 2014, 2013 and 2012 set out below has been extracted or derived from the audited consolidated financial statements, included herein. The selected financial data for Reed Elsevier PLC as at and for the years ended December 31, 2011 and 2010 set out below has been extracted or derived from our audited financial statements, which are not included herein, and restated for the adoption of IAS19 Employee Benefits (revised), which was adopted in the year ended December 31, 2013.

	For the year ended December 31,
	2014(3)		2014	2013	2012	2011 Restated	2010 Restated
	(in millions, except per share amounts)
Amounts in accordance with IFRS:(1)
Profit before tax(2)	$769		£493	£576	£532	£375	£301
Tax (expense)/credit	(5)		(3)	(4)	6	(1)	(1)
Profit attributable to ordinary shareholders	764		490	572	538	374	300
Earnings per Reed Elsevier PLC ordinary share from total operations of the combined businesses	67	¢	43.0p	48.8p	44.8p	31.1p	25.0p
Diluted earnings per Reed Elsevier PLC ordinary share from total operations of the combined businesses	66	¢	42.5p	48.2p	44.3p	30.9p	24.9p
Dividends per Reed Elsevier PLC ordinary share(4)	39	¢	24.95p	23.65p	21.9p	20.65p	20.4p
Total assets	$1,743		£1,117	£1,266	£1,207	£1,158	£1,037
Total equity/Net assets	1,741		1,116	1,264	1,206	1,149	1,028
Weighted average number of shares(5)	1,140.2		1,140.2	1,172.2	1,200.6	1,202.0	1,199.1

(1)	The consolidated financial statements of Reed Elsevier PLC are prepared in accordance with accounting policies that are in conformity with IFRS as issued by the IASB and as adopted by the EU. The figures for 2011 and 2010 have been extracted or derived from the consolidated financial statements for the years ended December 31, 2011 and 2010, not included herein, restated for the adoption of IAS19 Employee Benefits (revised), which was adopted by the Group in the year ended December 31, 2013.
(2)	Profit before tax includes Reed Elsevier PLC’s share of the post-tax earnings of joint ventures, being the operations of the combined businesses.
(3)	Noon buying rates as at December 31, 2014 have been used to provide a convenience translation into US dollars, see “Exchange Rates.” At December 31, 2014 the noon buying rate was $1.56 per £1.00. This compares to the average exchange rate for the year ended December 31, 2014 of $1.65 to £1.00 applied in the translation of the consolidated income statement for the year.
(4)	The amount of dividends per Reed Elsevier PLC ordinary share shown excludes the UK tax credit available to certain Reed Elsevier PLC shareholders; see “Item 10: Additional Information — Taxation — UK Taxation — Dividends” in our joint Annual Report on Form 20-F filed on March 10, 2015. Dividends paid in the year, in amounts per ordinary share, comprise a 2013 final dividend of 17.95p and 2014 interim dividend of 7.0p giving a total of 24.95p. The directors of Reed Elsevier PLC have proposed a 2014 final dividend of 19.0p (2013: 17.95p; 2012: 17.0p; 2011: 15.9p; 2010: 15.0p), giving a total ordinary dividend in respect of the financial year of 26.0p (2013: 24.6p; 2012: 23.0p; 2011: 21.55p; 2010: 20.4p).

Dividends per Reed Elsevier PLC ordinary share in respect of the financial year ended December 31, 2014 translated into cents at the noon buying rate on December 31, 2014 were 40.6 cents. See “Exchange Rates.”

(5)	Weighted average number of shares excludes shares held in treasury and shares held by the Employee Benefit Trust. During 2014, Reed Elsevier PLC repurchased 35,251,501 Reed Elsevier PLC ordinary shares and cancelled 65,000,000 Reed Elsevier PLC ordinary shares. During 2014, the Employee Benefit Trust purchased 757,781 Reed Elsevier PLC ordinary shares.

REED ELSEVIER NV

The selected financial data for Reed Elsevier NV should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements of Reed Elsevier NV included in our joint Annual Report on Form 20-F filed on March 10, 2015. The results and financial position of Reed Elsevier NV reflect the 50% economic interest of Reed Elsevier NV’s shareholders in the Group. These interests are accounted for on an equity basis.

The consolidated financial statements are prepared in accordance with accounting policies that are in conformity with IFRS as issued by the IASB and as adopted by the EU. The selected financial data for Reed Elsevier NV (in €) as at and for the years ended December 31, 2014, 2013 and 2012 set out below has been extracted or derived from the audited consolidated financial statements, included herein. The selected financial data for Reed Elsevier NV as at and for the years ended December 31, 2011 and 2010 set out below has been extracted or derived from our audited financial statements, which are not included herein, and restated for the adoption of IAS19 Employee Benefits (revised), which was adopted in the year ended December 31, 2013.

	For the year ended December 31,
	2014(3)	2014	2013	2012	2011 Restated	2010 Restated
	(in millions, except per share amounts)
Amounts in accordance with IFRS:(1)
Profit before tax(2)	$722	€597	€659	€644	€421	€349
Tax expense	(6)	(5)	(4)	(2)	(1)	(3)
Profit attributable to ordinary shareholders	716	592	655	642	420	346
Earnings per Reed Elsevier NV share from total operations of the combined businesses	$1.03	€0.85	€0.91	€0.87	€0.57	€0.47
Diluted earnings per Reed Elsevier NV share from total operations of the combined businesses	$1.02	€0.84	€0.90	€0.87	€0.57	€0.47
Dividends per Reed Elsevier NV ordinary share(4)	$0.64	€0.525	€0.469	€0.456	€0.413	€0.402
Total assets	$1,719	€1,421	€1,494	€1,460	€1,364	€1,203
Total equity/Net assets	1,644	1,359	1,434	1,402	1,303	1,137
Weighted average number of shares(5)	700.1	700.1	717.6	734.0	735.3	734.5

(1)	The consolidated financial statements of Reed Elsevier NV are prepared in accordance with accounting policies that are in conformity with IFRS as issued by the IASB and as adopted by the EU. The figures for 2011 and 2010 have been extracted or derived from the consolidated financial statements for the years ended December 31, 2011 and 2010, not included herein, restated for the adoption of IAS19 Employee Benefits (revised), which was adopted by the Group in the year ended December 31, 2013.
(2)	Profit before tax includes Reed Elsevier NV’s share of post-tax earnings of joint ventures, being the operations of the combined businesses.
(3)	Noon buying rates as at December 31, 2014 have been used to provide a convenience translation into US dollars, see “Exchange Rates.” At December 31, 2014 the Noon Buying Rate was $1.21 per €1.00. This compares to the average exchange rate for the year ended December 31, 2014 of $1.33 to €1.00 applied in the translation of the consolidated income statement for the year.
(4)	Dividends paid in the year, in amounts per ordinary share, comprise a 2013 final dividend of €0.374 and 2014 interim dividend of €0.151 giving a total of €0.525. The directors of Reed Elsevier NV have proposed a 2014 final dividend of €0.438 (2013: €0.374; 2012: €0.337; 2011: €0.326; 2010: €0.303), giving a total ordinary dividend in respect of the financial year of €0.589 (2013: €0.506; 2012: €0.467; 2011: €0.436; 2010: €0.412).

Dividends per Reed Elsevier NV ordinary share in respect of the financial year ended December 31, 2014 translated into dollars at the noon buying rate on December 31, 2014 were $0.71. See “Exchange Rates.”

(5)	Weighted average number of shares excludes shares held in treasury and shares held by the Employee Benefit Trust and takes into account the R shares in Reed Elsevier NV held by a subsidiary of Reed Elsevier PLC, which represent a 5.8% interest in Reed Elsevier NV.

During 2014 Reed Elsevier NV repurchased 20,403,351 Reed Elsevier NV ordinary shares and 107,901 R shares (equivalent to 1,079,010 Reed Elsevier NV ordinary shares) and cancelled 40,000,000 Reed Elsevier NV ordinary shares. During 2014, the Employee Benefit Trust purchased 1,989,279 Reed Elsevier NV ordinary shares.

DESCRIPTION OF THE NOTES AND GUARANTEES

The following description of the terms and conditions of the Notes and Guarantees supplements and, to the extent inconsistent, replaces the more general terms and conditions of our debt securities and guarantees contained in the accompanying prospectus.

General

The Notes will constitute senior unsecured debt obligations of RELX Capital and will rank equally with all of the existing and future senior, unsecured and unsubordinated debt of RELX Capital. The Notes will be issued as separate series of debt securities in registered form under the indenture, dated as of May 9, 1995, as amended, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Bank of New York Mellon will serve as trustee, transfer agent, registrar and authenticating agent with respect to the Notes. The Bank of New York Mellon, London Branch will serve as paying agent for the Notes. RELX Capital may, without the consent of any of the holders of the Notes, create and issue additional debt securities so that those additional debt securities will form a single series with the Notes.

The Notes will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme or its successor (“Clearstream”) and Euroclear Bank, S.A./N.V. or its successor (“Euroclear”). Except as described under “— Book-Entry, Delivery and Form,” the Notes will not be issuable in certificated form.

RELX Capital intends to file an application to list the Notes on the NYSE. The listing application will be subject to approval by the NYSE. If the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date of the Notes. If the application is approved, RELX Capital will have no obligation to maintain such listing, and may delist the Notes at any time.

RELX Capital may redeem some or all of the Notes at any time at the redemption prices described under “— Optional Redemption of the Notes.”

RELX Capital may also redeem all, but not part, of the Notes upon the occurrence of certain tax events at the redemption prices described under “— Optional Redemption for Tax Reasons.”

The Notes do not provide for any sinking fund.

Maturity and Interest

The Notes will mature on May 12, 2025 and will bear interest at a rate of 1.300% per annum from May 12, 2015.

Interest payments on the Notes will be paid annually on May 12 of each year, beginning on May 12, 2016, to holders of record at the close of business on the Business Day immediately preceding the interest payment date (whether or not such interest payment date is a Business Day) and on the maturity date. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or May 12, 2015 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. If any interest payment or maturity date of a Note falls on a day which is not a Business Day, the related payment of principal and interest will be made on the succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest will accrue on the amount so payable for the period from and after such interest payment or maturity date, as the case may be.

“Business Day” for purposes of the Notes means any day:

•	that is not Saturday or Sunday or any other day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York or London; and

•	that is a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, operates.

Guarantees

Reed Elsevier PLC and Reed Elsevier NV have agreed fully, unconditionally and irrevocably to jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, interest and additional amounts, if any, on the Notes as and when the same shall respectively become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the Notes and the indenture, and the punctual performance of all other obligations of RELX Capital thereunder. The Guarantees will be direct, unconditional, unsubordinated and unsecured, joint and several obligations of each of Reed Elsevier PLC and Reed Elsevier NV, without preference among themselves, and will rank at least equally with all other existing and future unsecured and unsubordinated obligations of Reed Elsevier PLC and Reed Elsevier NV, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights.

The Guarantees may be enforced against each of Reed Elsevier PLC and Reed Elsevier NV, in the event of a default in payment under the indenture or with respect to the Notes issued by RELX Capital, without making prior demand upon, or seeking to enforce remedies against, RELX Capital, the other guarantor or other persons. The Guarantees of Reed Elsevier PLC and Reed Elsevier NV will be endorsed on each of the Notes issued by RELX Capital.

Issuance in Euro; Payment on the Notes

Initial holders will be required to pay for the Notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on the Notes, will be payable in euro, provided, that if on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in US dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into US dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent US dollar/euro exchange rate published in The Wall Street Journal on or prior to the second Business Day prior to the relevant payment date, or in the event The Wall Street Journal has not published such exchange rate, such rate as determined in our sole discretion on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in US dollars will not constitute an event of default under the Notes or the indenture governing the Notes. Neither the trustee nor any paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

As of April 30, 2015, the noon buying rate published by the U.S. Federal Reserve Board for the euro/US dollar exchange rate was €1.00 = $1.12.

Optional Redemption of the Notes

Prior to February 12, 2025, the Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days, if the Notes are being redeemed in full, or 45 days, if the Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption at the greater of:

•	100% of the principal amount and premium, if any, together with accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the applicable Bund Rate (as defined below) plus 15 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after February 12, 2025, the Notes may be redeemed, in whole or in part, at the option of RELX Capital, at any time or from time to time, on notice given not more than 60 days, if the Notes are being redeemed in full, or 45 days, if the Notes are being redeemed in part, nor less than 30 days, prior to the date of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

“Bund Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Reference Bond (as defined below) on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by RELX Capital or the Independent Investment Bank.

“Independent Investment Bank” means one of the Reference Bond Dealers that we appoint as the Independent Investment Bank from time to time.

“Reference Bond” means, in relation to any Bund Rate calculation, a German government bond whose maturity is closest to the maturity of the Notes, or if RELX Capital or the Independent Investment Bank considers that such similar bond is not in issue, such other German government bond as RELX Capital or the Independent Investment Bank, with the advice of three brokers of, and/or market makers in, German government bonds selected by RELX Capital or the Independent Investment Bank, determine to be appropriate for determining the Bund Rate.

“Reference Bond Dealer” means (A) each of Citigroup Global Markets Limited, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc (or their respective affiliates that are Primary Bond Dealers), and their respective successors and (B) any other broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”) selected by us.

“Remaining Scheduled Payments” means, with respect to the Note to be redeemed, the remaining scheduled payments of principal of and interest on the Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment on such Note will be reduced by the amount of interest accrued on the Note to, but excluding, the redemption date.

If less than all of the Notes are to be redeemed, and the Notes are global notes, the Notes to be redeemed will be selected by Euroclear or Clearsteam in accordance with their standard procedures. If the Notes to be redeemed are not global notes then held by Euroclear or Clearstream, the trustee will select Notes to be redeemed on a pro rata basis, by lot, or by any other method the trustee deems fair and appropriate. If the Notes are listed on any national securities exchange, Euroclear or Clearstream or the trustee, as applicable, will select Notes in compliance with the requirements of the principal national securities exchange on which the Notes are listed. If money sufficient to pay the redemption price on the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

We may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise.

Optional Redemption for Tax Reasons

The Notes may be redeemed, at the option of RELX Capital in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to the Notes (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the indenture), RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the Notes, be obligated, in making that payment, to pay additional amounts as described under the heading “Payment of Additional Amounts” below and that obligation cannot be avoided by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them.

The Notes may also be redeemed, at the option of RELX Capital, in whole, but not in part, at a “make-whole” redemption price (to be calculated in a manner consistent with the first paragraph under the heading “—Optional Redemption of the Notes”), together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if, as a result of any change in, or amendment to, the Code or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to the Notes, the deductibility of interest payments on the Notes or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them.

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of the Notes or the Guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The indenture provides that if withholding or deduction is required by law, then RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will pay to the holder of any Note additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that Note after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any Note to be then due and payable; provided, however, that RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the Notes) between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that Note or any amount payable on that Note is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a Note (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that Note for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

any tax, assessment or other governmental charge that is imposed on a payment to a resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non-member state) implementing or complying with, or introduced to conform to, any such directive;

•

any Note that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Note to another paying agent in a member state of the European Union;

•

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the eight above items;

nor will additional amounts be paid with respect to:

•	any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments on the Notes; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that Note to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that Note.

RELX Capital and the guarantors will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, Guarantees or the indenture, or any other document or instrument in relation thereto (other than a transfer of the Notes other than the initial resale of the Notes), and RELX Capital and the guarantors agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or the guarantors is organized or any political subdivision or taxing authority or agency thereof or therein.

Change of Control — Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to €100,000 and integral multiples of €1,000 in excess thereof), of each holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the Notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 100% of the principal amount of any Notes repurchased plus accrued and unpaid interest, if any, on such Notes repurchased, to, but excluding, the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the change of control, we will give written notice to the holders of the Notes, with a copy to the trustee for the Notes, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the Change of Control Payment Date, pursuant to the procedures required by the Notes and described in such notice.

The notice will, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, we will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by us.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the Notes then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, RELX Capital may, at its option, on not less than 30 or more than 60 days’ notice to the holders of Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of) the remaining outstanding Notes in their entirety at 100% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase.

For purposes of the repurchase provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than a Guarantor) acquires shares in each Guarantor to which attach more than 50% of the voting rights attaching to the entire issued share capital of that Guarantor; provided that a Change of Control shall be deemed not to have occurred if one or more new holding companies acquires the entire issued share capital of each of the Guarantors and (A) such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as each of the Guarantors and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalization arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors and (B) each of the Guarantors is a wholly owned (directly or indirectly) subsidiary of such holding company (or companies); (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantors, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of either of the Guarantors); (3) the first day on which a majority of the members of the Boards of Directors of each Guarantor are not Continuing Directors; or (4) the adoption of a plan relating to the liquidation or dissolution of either Guarantor other than a plan pursuant to which one or more new holding companies is created to hold the assets and liabilities of the relevant Guarantor(s) and such holding company (or companies) has (or have, as the case may be) substantially the same shareholders as the relevant Guarantor(s) and those shareholders acquired the shares or economic interests in the holding company (or companies) in substantially the same proportions (taking into account the equalization arrangements between the Guarantors as in effect at such time) as they hold shares or economic interests in the relevant Guarantor(s) prior to the holding company (or companies) so acquiring the share capital of each of the Guarantors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of any Guarantor who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Guarantor for which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Ltd. and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a Substitute Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended following consummation of a Change of Control for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies).”

“S&P” means Standard & Poor’s Credit Market Services Europe Limited and its successors.

“Substitute Rating Agency” means “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of the Board of Directors of each Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

Satisfaction and Discharge

RELX Capital will be discharged from its obligations under the Notes (with certain exceptions) at any time prior to the stated maturity or redemption of such Notes when:

•	RELX Capital has irrevocably deposited with or to the order of the trustee for the Notes, in trust:

•

sufficient funds in euros to pay and discharge the entire indebtedness on all of the Notes for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be; or

•

that amount of European Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those European Government Obligations (without consideration of any reinvestment), be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the trustee for the Notes to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be; or

•	that amount equal to the amount referred to in the above two paragraphs in any combination of euros or European Government Obligations;

•	RELX Capital or either Guarantor has paid or caused to be paid all other sums payable with respect to the Notes and the indenture;

•	RELX Capital has delivered to the trustee for the Notes an opinion of counsel to the effect that:

•	RELX Capital has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•	since the date of the indenture there has been a change in applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and certain other conditions are met.

Upon a discharge, the holders of the Notes will no longer be entitled to the benefits of the terms and conditions of the indenture, the Notes and the Guarantees, except for certain provisions, including registration of transfer and exchange of those Notes and replacement of mutilated, destroyed, lost or stolen Notes, and will look for payment only to those deposited funds or obligations.

“European Government Obligations” means any security which has received an Investment Grade Rating from two Rating Agencies, and is (1) a direct obligation of any member state of the European Union, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

Governing Law

The Notes, the Guarantees and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

General

The Notes will be issued in registered, global form in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes will be issued on the issue date therefor only against payment in immediately available funds.

The Notes will be issued in the form of one or more global certificates, in definitive, fully registered form without interest coupons, each of which we refer to as a “global note.” Each such global note will be deposited with The Bank of New York Mellon, or any successor thereto, as the common depositary (the “Common Depositary”) and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the Notes you purchase, except in the limited circumstances described below.

Beneficial interests in the global notes will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in Notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium. We and the trustee for the Notes have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We and the trustee for the Notes also do not supervise these systems in any way.

Beneficial interests in the global notes will be shown on, and transfers of beneficial interests in the global notes will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase Notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the Notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those Notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the Notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the Notes. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the Notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the Notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the Notes to the Common Depositary as the holder of the global notes. The trustee, the paying agent and we will treat the Common Depositary or any nominee of the Common Depositary (or any of their respective successors) as the owner of the global notes for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global notes to you or any other beneficial owners in the global notes. Any redemption or other notices with respect to the Notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the Notes. Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream and Euroclear have established their procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the Notes will be the nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that Notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the Notes may be held through, no trades of the Notes will be settled through, and no payments with respect to the Notes will be made through, The Depository Trust Company in the United States.

Secondary Market Trading

Any secondary market trading of book-entry interests in the Notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

It is important to establish at the time of trading of any Notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same Business Day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures, from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding securities through Euroclear participants.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Certificated Notes

We will issue certificated notes to each person that Euroclear or Clearstream identifies as the beneficial owner of the Notes represented by a global note upon surrender by Euroclear or Clearstream of the global note if:

•

Euroclear or Clearstream notifies us that they are no longer willing or able to act as a depositary for such global note or ceases to be a clearing system in connection with such global note, and we have not appointed a successor depositary within 90 days after receiving such notice from Euroclear or Clearstream;

•	an event of default under the indenture has occurred and is continuing, and Euroclear or Clearstream requests the issuance of certificated notes; or

•	we determine not to have the Notes represented by a global note.

Neither we nor the trustee will be liable for any delay by Euroclear or Clearstream, their nominee or any direct or indirect participant in identifying the beneficial owners of the Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream or their nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated note to be issued.

Taxation — United States Federal Income Tax Considerations

For a discussion of material United States federal income tax consequences to you of the purchase, ownership and disposition of the Notes, please see “Taxation — United States Federal Income Tax Considerations” in the accompanying prospectus.

Trustee

In connection with the exercise of its duties the trustee will be responsible for the interests of the holders of the Notes as a class and will not be responsible for the consequences of the exercise of its duties for individual noteholders.

Additional Information

See “Description of the Debt Securities and Guarantees” in the accompanying prospectus for additional important information about, and applicable to, the Notes. Such information includes a description of certain events of default under the indenture.

UNDERWRITING

Citigroup Global Markets Limited, J.P. Morgan Securities plc, Merrill Lynch International and Morgan Stanley & Co. International plc are acting as joint book-running managers of the offering.

Subject to the terms and conditions stated in the underwriting agreement, among us, Reed Elsevier PLC, Reed Elsevier NV and the underwriters, dated the date of this prospectus supplement, each underwriter named below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Limited	€150,000,000
J.P. Morgan Securities plc	150,000,000
Merrill Lynch International	150,000,000
Morgan Stanley & Co. International plc	150,000,000

Total	€600,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed 0.250% of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.150% of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by RELX Capital
Per Note	0.400%

The Notes are a new issue of securities with no established trading market. We intend to apply to list Notes on the NYSE and if the application is approved, trading of the Notes on the NYSE is expected to begin within 30 days after the original issue date. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected, and your ability to transfer the Notes may be limited. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the issuance of the Notes, Citigroup Global Markets Limited, as stabilizing manager (or persons acting on its behalf), may over-allot the Notes or effect transactions with a view to supporting the price of the Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on its behalf) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 calendar days after the issuance date of the Notes and 60 calendar days after the date of the allotment of the Notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on its behalf) in accordance with all applicable laws and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager.

We estimate that our total expenses for this offering, excluding underwriting discounts, will be approximately €900,000.

Each of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Each of the underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for RELX and certain of its affiliates, for which they have received or will receive customary fees and expenses reimbursements. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of RELX or its affiliates. If any of the underwriters or their affiliates has a lending relationship with RELX or its affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to RELX or its affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of RELX or its affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the Notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the fifth London business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Each underwriter has represented, warranted and agreed that:

•	in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) and with effect from and including the date on which the

Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

•	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by RELX Capital for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Notes shall require RELX Capital or any joint bookrunner to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

•

it has not offered or sold and will not offer or sell any Notes included in this offering to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the FSMA by RELX Capital or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

•

it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to us;

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes included in this offering in, from or otherwise involving the United Kingdom;

•

the offer in The Netherlands of the Notes included in this offering is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises);

•

(1) it has not offered or sold and will not offer or sell Notes in Hong Kong SAR by means of this prospectus supplement or any other document, other than to “professional investors” (as defined in the Securities and Futures Ordinance (Cap 571 of the Laws of Hong Kong) and any rules made thereunder), whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (2) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR this prospectus supplement, any other offering material or any advertisement, invitation or document relating to the Notes, otherwise than with respect to Notes intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

•

the Notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, and it will not offer or sell, directly or indirectly, the

Notes in Japan or to or for the benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, except (1) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and (2) in compliance with any other applicable requirements of Japanese law; and

•

this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

LEGAL MATTERS

The validity of the Notes and the Guarantees will be passed on for us by Simpson Thacher & Bartlett LLP, New York, New York. The underwriters are being represented by Cravath, Swaine & Moore LLP, New York, New York. Legal matters will be passed upon by Freshfields Bruckhaus Deringer LLP, English solicitors for Reed Elsevier PLC and Netherlands counsel to Reed Elsevier NV, as to certain matters of English law and Netherlands law, respectively.

EXPERTS

The combined financial statements incorporated by reference in this prospectus supplement from the Group’s joint Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Reed Elsevier PLC incorporated by reference in this prospectus supplement from the Group’s joint Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Reed Elsevier NV incorporated by reference in this prospectus supplement from the Group’s joint Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of Reed Elsevier NV’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Reed Elsevier PLC and Reed Elsevier NV are subject to the informational requirements of the Exchange Act and therefore file reports and other information with the SEC. You may obtain a copy of any filing Reed Elsevier PLC and Reed Elsevier NV have made with the SEC directly from the SEC. You may read and copy documents referred to in this prospectus supplement that have been filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain more information about the operation of the SEC’s Public Reference room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by SEC. The address of this site is http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

Reed Elsevier PLC and Reed Elsevier NV are subject to the informational requirements of the Exchange Act and therefore file reports and other information with the SEC. The SEC allows us to incorporate by reference in this prospectus supplement the information contained in those documents already filed with the SEC. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to those documents;

•	information in this prospectus supplement automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus supplement; and

•	information that we file in the future with the SEC that we incorporate by reference in this prospectus supplement will automatically update and supersede this prospectus supplement.

We incorporate by reference the document listed below filed by Reed Elsevier PLC and Reed Elsevier NV with the SEC under the Exchange Act:

•	our joint Annual Report on Form 20-F for the fiscal year ended December 31, 2014, filed on March 10, 2015; and

•	our joint report on Form 6-K filed on April 22, 2015.

We incorporate by reference each of the following documents that will be filed with the SEC after the date of this prospectus supplement but before such time as all of the Notes covered by this prospectus supplement have been sold:

•	any joint Annual Report on Form 20-F filed by us pursuant to the Exchange Act; and

•

those portions of any joint report on Form 6-K filed by us pursuant to the Exchange Act that indicates on its cover page those portions that will be incorporated by reference in this prospectus supplement.

The documents incorporated by reference (excluding exhibits unless those exhibits are specifically incorporated into the information that this prospectus supplement incorporates) will be made available free of charge at the following address:

RELX Capital Inc.

1105 North Market Street

Suite 501

Wilmington, DE 19801

(302) 427-9299

PROSPECTUS

RELX Capital Inc.

Debt Securities

Fully and Unconditionally Guaranteed Jointly and Severally by

Reed Elsevier PLC	Reed Elsevier NV

The Issuer:

•	RELX Capital Inc.

The Guarantors:

•	Reed Elsevier PLC

•	Reed Elsevier NV

The Debt Securities and the Offering:

•	This prospectus may be used to offer and sell, in one or more offerings at various times, an indeterminate amount of debt securities of RELX Capital Inc.

•

The debt securities may be offered as separate series, in amounts, prices and on terms to be determined at the time of the sale. When RELX Capital Inc. offers debt securities it will provide you with a prospectus supplement describing the terms of the specific issue of debt securities.

•	RELX Capital Inc. may sell debt securities to or through one or more underwriters for public offering and sale by them or may sell debt securities to investors directly or through agents.

•	You should read this prospectus and any prospectus supplement carefully before you invest.

The Guarantees:

•

The payment of principal, premium, if any, interest and additional amounts, if any, on the debt securities will be fully and unconditionally guaranteed jointly and severally by Reed Elsevier PLC and Reed Elsevier NV.

You should read this prospectus, including the section entitled “Risk Factors” on page 1, and the applicable prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 24, 2015

Page
Risk Factors	1
About this Prospectus	1
Enforceability of Civil Liabilities	1
Where You Can Find More Information	2
Incorporation of Certain Documents by Reference	3
The Group	4
Ratio of Earnings to Fixed Charges	5
Use of Proceeds	6
Description of the Debt Securities and Guarantees	7
Taxation	25
Plan of Distribution	36
Legal Matters	37
Experts	37
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 5.3
EXHIBIT 23.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 23.4
EXHIBIT 23.5
EXHIBIT 23.6
EXHIBIT 25.1

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. You are urged to read and consider the risk factors described in any applicable prospectus supplement, as well as those described in our most recent joint annual report on Form 20-F (“Part I, Item 3: Key Information—Risk Factors”), which are incorporated by reference in this prospectus. See “Where You Can Find More Information” in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell an indeterminate amount of any combination of the debt securities described in this prospectus in one or more offerings.

We provide information to you about the debt securities in the following two documents:

•	this prospectus, which contains general information, some of which may not apply to your debt securities; and

•	the accompanying prospectus supplement, which describes the terms of your debt securities and may also add, update or change information contained in this prospectus.

If the terms of your debt securities vary between the accompanying prospectus supplement and this prospectus, you should rely on the different information in the prospectus supplement.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” to learn more about us and the debt securities we are offering.

In this prospectus:

•	“RELX Capital” refers to RELX Capital Inc.; and

•	“guarantors” refers to Reed Elsevier PLC and Reed Elsevier NV.

Reed Elsevier PLC and Reed Elsevier NV conduct their business through their jointly owned subsidiary, RELX Group plc, which holds all of the Group’s businesses, subsidiaries and financing activities. Further information on our organizational structure is provided on our most recent joint annual report on Form 20-F (“Part I, Item 4: Information on the Group—Organizational Structure”). In this prospectus, references to the “Group,” “RELX,” the “combined businesses,” “we,” “our” or “us” refer collectively to Reed Elsevier PLC, Reed Elsevier NV, RELX Group plc and their subsidiaries, associates and joint ventures. The financial statements of the combined businesses are referred to herein as the “combined financial statements.”

In this prospectus, references to US dollars and $ are to US currency; references to sterling or £ are to UK currency; references to euro and € are to the currency of the European Economic and Monetary Union.

ENFORCEABILITY OF CIVIL LIABILITIES

Reed Elsevier PLC is a public limited company incorporated in England and Reed Elsevier NV is a public limited company incorporated under the laws of The Netherlands. Some of the directors and executive officers of the guarantors are non-residents of the United States, and all or a substantial portion of the assets of the guarantors and these persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these non-resident persons or to enforce against the guarantors or these non-resident persons in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States.

Reed Elsevier PLC has been advised by counsel that the United States is not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments, other than arbitral awards, rendered in civil and commercial matters with England. There is, therefore, doubt as to the enforceability in England of civil liabilities based upon U.S. securities laws in an action to enforce a U.S. judgment in England. In addition, the enforcement in England of any judgment obtained in a U.S. court based on civil liabilities, whether or not predicated solely upon U.S. securities laws, will be subject to certain conditions. There is also doubt that an English court would have the requisite power or authority to grant remedies sought in an original action brought in England on the basis of U.S. securities laws violations.

Reed Elsevier NV has been advised by counsel that there is doubt as to the enforceability in The Netherlands against our directors, officers and those of our subsidiaries in an original action or in an action for the enforcement of judgments of U.S. courts in respect of civil liabilities predicated solely upon U.S. federal securities laws. In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and The Netherlands are a party, a judgment obtained against the Group in the courts of the United States, whether or not predicated solely upon the U.S. securities laws, including a judgment predicated upon the civil liability provisions of the U.S. federal securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in The Netherlands. In order to obtain a judgment which is enforceable in The Netherlands, the claim must be relitigated before a competent court of The Netherlands; the relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate; based on case law, the courts of The Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that:

•	the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally;

•	the proceedings before that court complied with principles of proper procedure;

•	recognition and/or enforcement of that judgment does not conflict with the public policy of The Netherlands; and

•

recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Dutch court rendered between the same parties or with an earlier decision of a foreign court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in The Netherlands.

WHERE YOU CAN FIND MORE INFORMATION

Reed Elsevier PLC and Reed Elsevier NV are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and therefore file reports and other information with the SEC. You may obtain a copy of any filing Reed Elsevier PLC and Reed Elsevier NV have made with the SEC directly from the SEC. You may read and copy documents referred to in this prospectus that have been filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You can obtain more information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by SEC. The address of this site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information contained in those documents already filed with the SEC. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents;

•	information in this prospectus automatically updates and supersedes information in earlier documents that are incorporated by reference in this prospectus; and

•	information that we file in the future with the SEC that we incorporate by reference in this prospectus will automatically update and supersede this prospectus.

We incorporate by reference the document listed below filed with the SEC under the Exchange Act:

•	our joint annual report on Form 20-F for the fiscal year ended December 31, 2014, filed on March 10, 2015.

We also incorporate by reference each of the following documents that will be filed with the SEC after the date of this prospectus but before the time that all of the debt securities covered by this prospectus have been sold:

•	any joint annual report on Form 20-F filed by us pursuant to the Exchange Act; and

•	those portions of any joint report on Form 6-K filed by us pursuant to the Exchange Act that indicates on the cover page those portions that will be incorporated by reference in this prospectus.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any filings referred to above (excluding exhibits unless those exhibits are specifically incorporated into the information that this prospectus incorporates), at no cost. We can be contacted at the following address and phone number:

RELX Capital Inc.

1105 North Market Street

Suite 501

Wilmington, DE 19801

(302) 427-9299

THE GROUP

We are a leading provider of information solutions for professional customers across industries. We operate in four market segments: Scientific, Technical & Medical, providing information and tools to help our customers improve scientific and healthcare outcomes; Risk & Business Information, providing data services and tools that combine proprietary, public and third-party information, with technology and analytics to business and government customers; Legal, providing legal, tax, regulatory news and business information to legal, corporate, government and academic markets; and Exhibitions, organising exhibitions and conferences. Our principal operations are in North America and Europe.

Reed Elsevier PLC and Reed Elsevier NV jointly own RELX Group plc, which holds all RELX Group businesses, subsidiaries and financing activities. Reed Elsevier PLC and Reed Elsevier NV have retained their separate legal identities and are publicly held companies. Reed Elsevier PLC’s securities are listed in London and New York, and Reed Elsevier NV’s securities are listed in Amsterdam and New York. RELX Capital is incorporated in the state of Delaware and is a wholly-owned indirect subsidiary of RELX Group plc.

Reed Elsevier PLC and Reed Elsevier NV each hold a 50% interest in RELX Group plc. Reed Elsevier PLC additionally holds a 5.8% indirect equity interest in Reed Elsevier NV. The shareholders of Reed Elsevier PLC therefore own a 52.9% economic interest in the combined businesses of the Group. Presently the equalisation ratio of Reed Elsevier PLC to Reed Elsevier NV shares is such that one Reed Elsevier NV ordinary share is, in broad terms, intended to confer equivalent economic interests to 1.538 Reed Elsevier PLC ordinary shares. In order to simplify the corporate structure and make the respective economic interests of the two parent companies’ shareholders more transparent, we expect to replace Reed Elsevier PLC’s 5.8% shareholding in Reed Elsevier NV by a 2.9% direct (non-voting) shareholding in RELX Group plc, effective July 1, 2015. As a result, Reed Elsevier PLC’s direct equity holding in RELX Group plc will become 52.9% and Reed Elsevier NV’s direct equity holding in RELX Group plc will become 47.1%, which aligns with their shareholders’ respective economic interests. In addition, Reed Elsevier NV expects to issue additional bonus ordinary shares on July 1, 2015 to existing Reed Elsevier NV shareholders on the basis of 0.538 bonus shares for each share held. As a result, one ordinary share of Reed Elsevier NV will confer equivalent economic interests to one ordinary share of Reed Elsevier PLC.

Further detail is described in our most recent joint annual report of Form 20-F (“Part I, Item 4: Information on the Group—History and Development”).

We expect to change the names of Reed Elsevier PLC and Reed Elsevier NV to RELX PLC and RELX NV, respectively, effective July 1, 2015.

The principal executive offices of Reed Elsevier PLC are located at 1-3 Strand, London WC2N 5JR, England. Tel: +44 20 7166 5500. The principal executive offices of Reed Elsevier NV are located at Radarweg 29, 1043 NX Amsterdam, The Netherlands. Tel: +31 20 485 2222. The principal executive office located in the United States is at 230 Park Avenue, New York, NY 10169. Tel: +1 (212) 309-8100. Our internet address is www.relxgroup.com. The information on our website is not incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES(1)

(unaudited)

The following table sets forth the ratio of earnings to fixed charges of the Group for the periods indicated. You should read this table together with “Operating and Financial Review and Prospects—Operating Results—The Group” and the combined financial statements of the Group in our joint annual report on Form 20-F dated March 10, 2015 incorporated by reference in this prospectus supplement.

	Year Ended December 31,
	2014	2013	2012(2)	2011(2)	2010(2)
The Group (continuing operations) in accordance with IFRS	7.9x	6.4x	5.4x	4.2x	3.3x

(1)	For the purpose of computing these ratios of earnings to fixed charges, the term “earnings” means operating profit before tax from continuing operations before adjustment for minority interests, plus fixed charges, and the term “fixed charges” means interest on all indebtedness, including capital leases and amortization of debt expense, plus the estimated interest element of rental expense.
(2)	Restated following the adoption of IAS19 Employee Benefits (revised).

USE OF PROCEEDS

The net proceeds from the sale of the debt securities will be used for general corporate purposes, which may include acquisitions and repayment of indebtedness, or as otherwise described in any supplement to this prospectus.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities.

The debt securities and the guarantees will be issued under an indenture, dated as of May 9, 1995, among RELX Capital (formerly known as Reed Elsevier Capital Inc.), Reed Elsevier PLC and Reed Elsevier NV and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as trustee, as supplemented to date. A copy of the indenture and any supplemental indentures are filed as exhibits to the registration statement of which this prospectus is a part.

The following are summaries of the material provisions of the debt securities, the guarantees and the indenture.

General

The indenture does not limit the amount of the debt securities that can be issued and provides that debt securities may be issued from time to time in one or more series. Any debt securities issued under the indenture are collectively referred to in this prospectus as debt securities. The particular terms of each series of debt securities offered by a prospectus supplement will be described in the prospectus supplement relating to that series.

Each debt security and all the related obligations of RELX Capital will constitute direct, unconditional, unsubordinated and unsecured obligations of RELX Capital, without any preference among themselves. The debt securities will rank at least equally with all other unsecured and unsubordinated obligations of RELX Capital.

Please refer to the appropriate prospectus supplement for information relating to the following:

•	the designation, aggregate principal amount and authorized denominations of the series of debt securities;

•	the percentage or percentages of principal amount at which the debt securities of the series will be issued;

•

the original issue date or dates or periods during which the debt securities may be issued and the date or dates (or manner of determining that date or dates), on which, or the range of dates within which, the principal of (and premium, if any, on) the debt securities of the series is payable and the record dates, if any, for the determination of holders of debt securities of the series to whom principal (and premium, if any) is payable;

•

the rate or rates (or the manner of calculating that rate or rates, including any provisions for the increase or decrease of that rate or rates upon the occurrence of specific events) at which the debt securities of the series will bear interest, if any, or the discount, if any, at which any discounted securities may be issued, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable (or manner of determining those dates) and the regular record date for the interest payable on any debt securities on any interest payment date;

•

the place or places where the principal of (and premium, if any, on) and interest, if any, on debt securities of the series will be payable and the place or places where any debt securities of the series may be surrendered for registration of transfer, any debt securities of the series may be surrendered for exchange, and notices and demands to or upon RELX Capital or either guarantor, in respect of the debt securities of the series, may be served;

•

the period or periods within which or manner of determining them, the price or prices at which or manner of determining them, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of RELX Capital or otherwise;

•

the obligation (which may be fixed or contingent upon events), if any, of RELX Capital to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder, and the period or periods within which or manner of determining them, the price or prices at which or manner of determining them, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to that obligation;

•

the currency, currencies or currency units in which the debt securities will be denominated or in which payment of the principal of and premium and interest on any of the debt securities will be issued if other than US dollars and the particular provisions applicable thereto, in accordance with, in addition to or in lieu of the provisions in the indenture;

•	the denominations in which any series of debt securities will be issuable, if other than the denomination of $1,000 and any integral multiples thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities of the series which will be payable upon a declaration of acceleration of their stated maturity;

•

any additional events of default (as defined below under “—Events of Default”), or any additional covenants or agreements of RELX Capital or either guarantor, with respect to the debt securities of the series, whether or not those events of default or covenants or agreements are consistent with the terms of the indenture;

•

if a person other than The Bank of New York Mellon, as successor to The Chase Manhattan Bank, N.A., is to act as trustee for the debt securities of the series, and the name and location of the corporate trust office of that trustee;

•

if a person other than The Bank of New York Mellon, as successor to The Chase Manhattan Bank, N.A., is to act as principal paying agent for the debt securities of the series and the name and location of the principal office of that principal paying agent and, if other than that principal paying agent, the identity of the registrar for the debt securities of the series;

•

if other than the terms of the indenture described below under “—Satisfaction and Discharge,” provisions for the satisfaction and discharge of the indenture with respect to the debt securities of the series;

•

the date as of which any global security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•

if applicable, the fact that the terms of the indenture described under “—Payment of Additional Amounts” and “—Redemption—Optional Redemption for Tax Reasons” below will not apply with respect to the debt securities of the series;

•	whether the debt securities of the series will be issued in whole or in part in the form of a global security or securities and, in that case, the depositary for that global security or securities;

•	whether any legends will be stamped or imprinted on all or a portion of the debt securities of the series, and the terms and conditions upon which any of those legends may be removed;

•	the form of the debt securities of the series (including the terms and conditions of that series of debt securities);

•

if other than US dollars, provisions, if any, for the debt securities of the series to be denominated, and payments thereon to be made, in foreign currencies and specifying the manner and place of payment thereon and, if other than as provided in the indenture, the manner of determining the equivalent thereof in US dollars;

•

if other than coin or currency in which the debt securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the debt securities of the series shall be payable, and the time and manner of determining the exchange rate between the currency or currency unit in which the debt securities are denominated or stated to be payable and the currency or currency unit in which the debt securities are to be so payable;

•	the designation of the currency determination agent, if any; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the indenture). (Section 301).

All debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuance of additional debt securities of that series. (Section 301).

Some of the debt securities may be issued as discounted securities (providing that upon their redemption or acceleration of their stated maturity an amount less than their stated principal amount will become due and payable) to be sold at a substantial discount below their stated principal amount. Any U.S. federal income tax consequences, U.K. tax consequences, Netherlands tax consequences and other special considerations applicable to any discounted securities will be described in the applicable prospectus supplement.

Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indenture and the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction, if any, involving RELX Capital or either guarantor which might adversely affect the holders of the debt securities.

Denominations, Registration and Transfer

The debt securities of a series will only be issuable as registered securities. Debt securities of a series may be issuable in the form of one or more global securities, as described under “—Global Debt Securities” below. (Section 201). Unless otherwise provided in the prospectus supplement with respect to the debt securities of a series, debt securities will be issued only in denominations or integral multiples of $1,000. (Section 302).

Registered securities of any series will be exchangeable for other registered securities of any authorized denomination of a like series and of a like aggregate principal amount with like terms and conditions. (Section 305). Registered securities (other than a global security) may be presented for registration of transfer (with the form of transfer duly executed) at the office of the registrar or at the office of any transfer agent designated by RELX Capital for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. (Section 305). That transfer or exchange will be effected after the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305). RELX Capital has initially appointed the principal paying agent as the registrar under the indenture. (Section 305). If a prospectus supplement refers to any transfer agents (in addition to the registrar) initially designated by RELX Capital with respect to any series of debt securities, RELX Capital may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that RELX Capital will be required to maintain a transfer agent in each place of payment for each series. RELX Capital may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption of the debt securities of a series in part, RELX Capital will not be required to:

•

issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected for redemption and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any debt security selected for redemption as a whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305).

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to that series. Unless and until a global security is exchanged in whole or in part for debt securities in definitive registered form, a global security representing all or a portion of the debt securities of a series may not be transferred except as a whole by the depositary for that series to its nominee or vice versa or by a nominee to another nominee of that depositary or in either case to a successor of that depositary or a nominee of that successor. (Section 305).

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series. RELX Capital anticipates that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary or its nominee will credit the accounts of persons held with it with the respective aggregate principal amounts of the debt securities represented by that global security. Those accounts will be designated by the underwriters or agents with respect to those debt securities or by RELX Capital if those debt securities are offered and sold directly by RELX Capital. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants).

So long as the depositary, or its nominee, is the registered owner of a global security, it will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in global securities will not be entitled to have debt securities of the series registered in their names, will not receive or be entitled to receive physical delivery of securities of that series in definitive form and will not be considered the owners or holders of those global securities under the indenture.

Any payments of principal, premium, if any, interest and additional amounts, if any, on debt securities registered in the name of a depositary or its nominee will be made to it as the registered owner of the global security representing those debt securities. (Section 307). None of RELX Capital, the guarantors, the trustee, any principal paying agent or the registrar for those debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security for those debt securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. (Section 308).

RELX Capital and the guarantors expect that the depositary or its nominee, upon receipt of any payment of principal, premium, if any, interest, or additional amounts, if any, on a debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of that series as shown on the records of that depositary or its nominee. (Section 307). RELX Capital and the guarantors also expect that payments by participants to owners of beneficial interests in that global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial interests in global securities are exchangeable for debt securities in definitive registered form in the applicable minimum denominations for such series of debt securities if:

•

the depositary notifies RELX Capital that it is unwilling or unable to continue as the holder of the global securities or ceases to be a clearing agency registered under the Exchange Act or announces an intention permanently to cease business or in fact does cease business and a successor to the depositary registered as a clearing agency under the Exchange Act is not appointed by RELX Capital within 90 days of this notification or announcement;

•	RELX Capital in its discretion at any time determines that global securities should be exchanged (in whole, but not in part) for definitive securities; or

•	there occurs an event of default as described below under “—Events of Default.”

Any debt security that is exchangeable in the circumstances described above is exchangeable for definitive debt securities issuable in authorized denominations and registered in those names as the depositary will direct. (Section 305).

Guarantees

The guarantors have agreed unconditionally and irrevocably to jointly and severally guarantee the due and punctual payment of the principal of, premium (if any), interest and all other amounts in respect of the debt securities as and when they will become due and payable, whether at the stated maturity, upon redemption or when accelerated in accordance with the provisions of the debt securities and the indenture, and the punctual performance of all other obligations of RELX Capital under the debt securities and the indenture. (Section 1301). The guarantees will be direct, unconditional, unsubordinated and (subject to the provisions of the guarantees and the indenture) unsecured, joint and several obligations of each of the guarantors, without preference among themselves, and will rank at least equally with all other unsecured and unsubordinated obligations of the guarantors, subject, in the case of insolvency, to laws of general applicability relating to or affecting creditors’ rights. (Section 1301).

The guarantees will provide that they may be enforced against either of the guarantors, in the event of a default in payment with respect to the debt securities issued by RELX Capital, without making prior demand upon or seeking to enforce remedies against RELX Capital, the other guarantor or other persons. The guarantees of the guarantors will be endorsed on each of the debt securities issued by RELX Capital.

Payment of Additional Amounts

All payments of principal, premium, if any, and interest in respect of the debt securities or the guarantees will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

The indenture provides that if withholding or deduction is required by law, then RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will pay to the holder of any debt security additional amounts as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on that debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in any debt security to be then due and payable; provided, however, that RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for:

•

the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, the debt securities)

between that holder (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that holder, if that holder is an estate, trust, partnership or corporation or any person other than the holder to which that debt security or any amount payable on that debt security is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including without limitation, that holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

•

the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later except to the extent that the holder would have been entitled to additional amounts on presenting that debt security for payment on or before the thirtieth day;

•	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

•

any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by that holder or any other person mentioned in the first bullet above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, addressed to that holder or that other person to provide information concerning the nationality, residence or identity of that holder or that other person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is in either case required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

•

any tax, assessment or other governmental charge imposed by reason of that holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

•	any tax, assessment or other governmental charge imposed on interest received by:

•

a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of RELX Capital;

•	a controlled foreign corporation related to RELX Capital within the meaning of Section 864(d)(4) of the Code; or

•	a bank receiving interest described in Section 881(c)(3)(A) of the Code.

•

any tax, assessment or other governmental charge that is imposed on a payment to a resident of a member state of the European Union and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law (whether of a member state of the European Union or a non-member state) implementing or complying with, or introduced to conform to, any such directive;

•

any debt security that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union;

•

any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement)

entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

•	any combination of the eight above items,

nor will additional amounts be paid with respect to:

•	any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments on the debt securities; or

•

any payment to any holder which is a fiduciary or a partnership or other than the sole beneficial owner of that debt security to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those additional amounts had it been the holder of that debt security. (Section 1008).

RELX Capital and the guarantors will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any debt securities, guarantees or the indenture, or any other document or instrument in relation thereto (other than a transfer of the debt securities other than the initial resale of the debt securities), and RELX Capital and the guarantors agree to indemnify the trustee and the holders for any such amounts paid by the trustee and such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to RELX Capital or the guarantors is organized or any political subdivision or taxing authority or agency thereof or therein.

Redemption

General.    The debt securities of a series may provide for mandatory redemption by RELX Capital or the guarantors or redemption at the election of RELX Capital or the guarantors.

In the case of any redemption of any series of debt securities prior to the expiration of any restriction on such redemption provided in the terms of such debt securities or the indenture, RELX Capital will furnish to the trustee an officers’ certificate evidencing compliance with such restriction. (Section 1102). Prior to the giving of any notice of any tax redemption of any series of debt securities, RELX Capital will deliver to the trustee a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction who is reasonably acceptable to the trustee, RELX Capital and the guarantors stating that RELX Capital is entitled to effect the redemption, together with an officers’ certificate of RELX Capital and each of the guarantors setting forth a statement of facts showing that the conditions precedent, if any, to the right to redeem have occurred. (Section 1108).

Unless otherwise provided in the applicable prospectus supplement, notice of a redemption will be given not less than 30 nor more than 60 days (or, in the case of partial redemptions, 45 days) prior to the date fixed for redemption, if any, in accordance with the provisions described under “—Notices” below and pursuant to the terms of the indenture. (Section 1104). Notice having been given, those debt securities will become due and payable on the redemption date and will be paid at the applicable redemption price at the place or places of payment and in the manner specified in those debt securities. (Section 1106).

Following the redemption date, if moneys for the redemption of the debt securities called for redemption have been made available, as provided in those debt securities, on the redemption date, those debt securities will cease bearing interest, and the only right of the holders of those debt securities will be to receive payment of the applicable redemption price specified in those debt securities. (Sections 1105 and 1106).

In the event of a partial redemption of debt securities of a series of like terms and conditions, the debt securities to be redeemed will be selected by the trustee pursuant to the provisions of the indenture. (Section 1103).

Reference is made to the applicable prospectus supplement relating to each series of debt securities which are discounted securities for the particular provisions relating to redemption of those discounted securities.

Optional Redemption for Tax Reasons.    All of the debt securities of any series may be redeemed, at the option of RELX Capital, at 100% of the principal amount (or, in the case of discounted securities, that lesser amount as may be provided for), together with accrued but unpaid interest, if any, to, but excluding, the redemption date if, as a result of any change in, or amendment to, the laws, regulations or rulings of a Relevant Taxing Jurisdiction, or any change in official position regarding application or interpretation of those laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the original issue date with respect to those debt securities (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after the original issue date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the indenture) or another date as may be specified in the applicable prospectus supplement, RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the debt securities, be obligated, in making that payment, to pay additional amounts, as described under the heading “Payment of Additional Amounts” in this prospectus and that obligation cannot be avoided by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, as the case may be, taking reasonable measures available to them. (Section 1108).

All of the debt securities of any series may also be redeemed, at the option of RELX Capital, at the redemption price specified in the applicable prospectus supplement, if, as a result of any change in, or amendment to, the Code, or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after the original issue date with respect to those debt securities or another date as may be specified in the applicable prospectus supplement, the deductibility of interest payments on the debt securities or the timing thereof would be affected in any manner which is then adverse to RELX Capital and that effect cannot be avoided by RELX Capital, Reed Elsevier PLC or Reed Elsevier NV, individually or together, taking reasonable measures available to them. (Section 1108).

Repurchase

Subject to applicable law (including U.S. federal securities law), RELX Capital, either guarantor or any subsidiary of either guarantor (as defined below under “—Covenants of RELX Capital and the Guarantors”) may at any time repurchase debt securities of any series in any manner and at any price. Debt securities of a series repurchased by RELX Capital, either guarantor or any subsidiary of either guarantor may be held, resold or surrendered by that purchaser through RELX Capital, to the trustee or any paying agent appointed by RELX Capital with respect to those debt securities for cancellation.

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, on debt securities (other than a global security) will be made at the office of that paying agent or paying agents as RELX Capital or the guarantors may designate from time to time, except that, at the option of RELX Capital, payment of any interest may be made:

•	by wire transfer to an account maintained with a bank located in the United States by the person entitled to that interest as specified in that securities register; or

•	by check mailed or delivered to the address of the person entitled to that interest at the address that appears in the register for debt securities of any series.

Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment; provided, however, that interest, if any, payable at maturity will be payable to the person to whom the principal is payable.

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Mellon will act as the paying agent for each series of debt securities.

Unless otherwise indicated in an applicable prospectus supplement, the principal office of the paying agent in The City of New York will be designated as the sole paying agency of RELX Capital and the guarantors for payments with respect to debt securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by RELX Capital or either guarantor, as the case may be, for the debt securities of a series will be named in the related prospectus supplement. RELX Capital or either guarantor may at any time appoint additional paying agents, rescind the appointment of any paying agent or approve a change in the office through which any paying agent acts, except that RELX Capital and each guarantor will be required to maintain a paying agent in each place of payment for a series.

All moneys paid by RELX Capital or either guarantor to the trustee or any paying agent for the debt securities of any series, or then held by RELX Capital or either guarantor, in trust for the payment of principal of (and premium, if any, on) and interest, if any, on any debt security or in respect of any other additional payments which remain unclaimed at the end of two years after that principal (and premium, if any), and interest, if any, or additional payments will have become due and payable will (subject to applicable laws) be repaid to RELX Capital or either guarantor, as the case may be, on issuer request or guarantor request or (if then held by RELX Capital or either guarantor) will be discharged from that trust; and the holder of that debt security will thereafter, as an unsecured general creditor, look only to RELX Capital (or to each guarantor pursuant to its guarantees) for payment. (Section 1003).

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default” with respect to each series of debt securities means any one of the following events:

•

RELX Capital defaults in payment or prepayment of all or any part of the principal of any debt security or any prepayment charge or interest (which default, in the case of interest only, has continued for a period of 30 days or more) on the debt securities when they have become due and payable, whether at stated maturity, by acceleration, by notice of redemption or otherwise;

•

except as provided in the preceding paragraph, RELX Capital or either guarantor fails to perform or observe any of its obligations under the indenture or the guarantees, as the case may be, (other than an obligation included in the indenture solely for the benefit of any series of debt securities other than that series) or the debt securities of that series and that failure continues for a period of more than 60 days after the date on which there has been given, by registered or certified mail, to RELX Capital and each guarantor by the trustee or to RELX Capital, each guarantor and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series a written notice specifying the default or breach and requiring it to be remedied;

•

the maturity of any Indebtedness (as defined below) of RELX Capital or either guarantor in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has been accelerated because of a default or any of that Indebtedness in an aggregate principal amount of at least US$75,000,000 (or the equivalent in another currency) has not been paid at final maturity (as extended by any applicable grace period) and, with respect to RELX Capital in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during the 90-day period following that acceleration or non-payment by another Component Company (as defined below) wholly owned by the guarantors;

•	RELX Capital has:

•	applied for or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

•	made a general assignment for the benefit of its creditors;

•	commenced a voluntary case under the U.S. federal Bankruptcy Code;

•	filed a petition seeking to take advantage of any other law providing for the relief of debtors;

•	acquiesced in writing to any petition filed against it in an involuntary case under the Bankruptcy Code;

•	admitted in writing its inability to pay its debts generally as those debts become due;

•	taken any action under the laws of its jurisdiction of incorporation analogous to any of the foregoing; or

•	taken any requisite corporate action for the purpose of effecting any of the foregoing;

•	a proceeding or case has been commenced, without the application or consent of RELX Capital in any court of competent jurisdiction, seeking:

•	the liquidation, reorganization, dissolution, winding up, or composition or readjustment of RELX Capital’s debts;

•	the appointment of a trustee, receiver, custodian, liquidator or the like in respect of RELX Capital or in respect of all or any substantial part of its assets; or

•	similar relief, under any law providing for the relief of debtors;

and that proceeding or case has continued undismissed, or unstayed and in effect, for 90 days; or an order for relief has been entered in an involuntary case under the Bankruptcy Code against RELX Capital and that order remains undismissed, or unstayed and in effect, for 90 days; or action under the laws of the jurisdiction of incorporation of RELX Capital analogous to any of the foregoing has been taken with respect to RELX Capital and has continued undismissed, or unstayed and in effect, for 90 days; and in any case described in this paragraph, the obligations of RELX Capital under that series of debt securities have not been assumed during that 90-day period by another Component Company wholly owned by the guarantors;

•	either:

•

an order for the winding up of either of the guarantors is made and is not set aside within 90 days of the date of that order or pursuant to an appeal lodged within 90 days of the date of that order, except an order for the winding up of either of the guarantors in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

an effective resolution is passed for the winding up of either of the guarantors, except a resolution passed for the winding up of either of the guarantors in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•

either of the guarantors ceases to pay its debts or ceases to carry on its business or a major part of its business, except any cessation by either of the guarantors in connection with a transaction not otherwise prohibited under “—Covenants of RELX Capital and the Guarantors—Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets” below;

•	an encumbrancer takes possession, or any administrative or other receiver or any manager is appointed, of the whole or any substantial part of the undertaking or assets of either of the guarantors;

•	a distress or execution is levied or enforced upon or sued out against all or any substantial part of the property of either of the guarantors, and, in each case, is not discharged within 90 days; or

•

Reed Elsevier PLC is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986, an English statute, or Reed Elsevier NV is unable to pay its debts within the meaning of Article 1 of The Netherlands Bankruptcy Code of September 30, 1893;

•	either:

•

the guarantees with respect to either of the guarantors cease to be in full force and effect for any reason whatsoever and new guarantees with respect to the guarantors of substantially the same scope as the guarantees have not come into effect or the debt securities have not been redeemed in full or funds have not been set aside for redemption; or

•	either of the guarantors contests or denies in writing the validity or enforceability of any of its obligations under the guarantees; or

•	any other event of default provided with respect to the debt securities of that series. (Section 501).

If an event of default with respect to any particular series of debt securities occurs and is continuing, the trustee for the debt securities of that series or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may exercise any right, power or remedy permitted by law and will have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal amount (or, in the case of discounted securities, that lesser amount as may be provided for with respect to those debt securities) of (including premium, if any, on) all the debt securities of that series to be due and payable immediately, by a notice in writing to RELX Capital and each guarantor (and to the trustee if given by holders), and upon that declaration of acceleration that principal or that lesser amount, as the case may be, including premium, if any, together with any accrued interest and all other amounts owing will become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which have been expressly waived by RELX Capital and each guarantor. (Section 502). However, at any time after that declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee for the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502).

Holders of debt securities of any series may not enforce the indenture, the debt securities or the guarantees, except as described in the preceding paragraph; provided, that each holder of debt securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, if any, on those debt securities on their respective stated maturities as provided in the indenture. (Section 507). The trustee may require indemnity satisfactory to it before it enforces the indenture, the debt securities or the guarantees. (Section 514). Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power. (Section 512). RELX Capital and each guarantor will furnish the trustee with an annual certificate of certain of its officers certifying, to the best of their knowledge, whether RELX Capital or each guarantor is, or has been, in default and specifying the nature and status of that default. (Section 1004). The indenture provides that the trustee will, within 90 days after a responsible officer of the trustee has actual knowledge of the occurrence of a default with respect to the debt securities, give to the holders of the debt securities notice of any default unless that default has been cured or waived; provided, that the trustee may withhold from holders of debt securities of any series notice of any continuing default (except a default in payment) if it determines in good faith that the withholding of that notice is in the interest of the holders. (Section 602).

Covenants of RELX Capital and the Guarantors

RELX Capital and each guarantor have also agreed that, so long as any of the debt securities are outstanding, it or they, as the case may be, will comply with the obligations set forth below.

Payment of Principal, Premium (if any) and Interest.    RELX Capital will duly and punctually pay the principal of, premium, if any, interest, if any, and all other amounts due on the debt securities in accordance with their terms and the terms of the indenture. (Section 1001).

Ownership of RELX Capital.    The guarantors will, either individually or together, at all times own, directly or indirectly, all of the voting stock of RELX Capital. (Section 1006).

Consolidation, Merger, Amalgamation, Sale, Lease or Conveyance of Assets.    Neither RELX Capital nor either of the guarantors will, directly or indirectly, consolidate, merge or amalgamate with, or sell, lease or otherwise dispose of substantially all its assets to any other person unless:

•	no event of default and no event which, after the giving of notice or lapse of time or both, would become an event of default, will exist immediately before and immediately after that transaction;

•	either:

•	RELX Capital or either guarantor is the survivor of that transaction; or

•	if RELX Capital or either guarantor is not the survivor, the survivor is:

•

in the case of a transaction involving RELX Capital, a Component Company, all of whose voting stock is directly or indirectly owned by the guarantors and which is incorporated and existing under the laws of the United States or one of the States and that Component Company expressly assumes, by a supplemental indenture that is executed and delivered to the trustee, in form reasonably satisfactory to that trustee, RELX Capital’s obligations under the debt securities, or

•

in the case of a transaction involving either of the guarantors, a corporation or other person which expressly assumes, by a supplemental indenture that is executed and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to each of those trustees, with any amendments or revisions necessary to take account of the jurisdiction in which that corporation or other person is organized (if other than the United Kingdom, in the case of Reed Elsevier PLC, or The Netherlands, in the case of Reed Elsevier NV), the applicable guarantor’s obligations under the guarantees; and

•

RELX Capital or either guarantor has delivered to the trustee a certificate signed by two duly authorized officers of RELX Capital or either guarantor and an opinion of counsel stating that the consolidation, merger, amalgamation, sale, lease or conveyance and the supplemental indenture evidencing the assumption by a Component Company or corporation or other person comply with the indenture and that all conditions precedent provided for in the indenture relating to that transaction have been complied with. (Section 801).

Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease, the successor Component Company or person will succeed to, and be substituted for, and may exercise every right and power of, RELX Capital or either guarantor under the indenture with the same effect as if that successor subsidiary or person has been named as RELX Capital or either guarantor, and thereafter, except in the case of a lease, the predecessor obligor will be relieved of all obligations and covenants under the indenture, the debt securities or the related guarantees. (Section 802).

The guarantors may cause any Component Company, wholly owned by the guarantors, which is a corporation organized and existing under the laws of the United States or one of the States to be substituted for RELX Capital, and to assume the obligations of RELX Capital (or any corporation which has previously assumed the obligations of RELX Capital) for the due and punctual payment of the principal of (and, premium, if any, on) and interest, if any, on the debt securities and the performance of every covenant of the indenture and the debt securities on the part of RELX Capital to be performed or observed; provided, that:

•

that Component Company will expressly assume those obligations by a supplemental indenture, executed by that Component Company and delivered to the trustee for each series of debt securities, in form reasonably satisfactory to that trustee, and, if that Component Company assumes those obligations, each guarantor will, in that supplemental indenture, confirm that its guarantees as guarantor will apply to that Component Company’s obligations under the debt securities and the indenture, as so modified by that supplemental indenture; and

•

immediately after giving effect to that assumption of obligations, no event of default with respect to any series of debt securities and no event which, after notice or lapse of time or both, would become an event of default, with respect to any series of debt securities will have occurred and be continuing. (Section 803).

Upon that assumption of obligations, that Component Company will succeed to, and be substituted for, and may exercise every right and power of, RELX Capital under the indenture with respect to the debt securities with the same effect as if that Component Company had been named as the “issuer” under the indenture, and the former issuer, or any successor corporation which will therefore have become RELX Capital in the manner prescribed in the indenture, will be released from all liability as obligor upon the debt securities. (Section 803).

If the guarantors cause any Component Company all of whose voting stock is directly or indirectly owned by them to be substituted for RELX Capital in accordance with the terms and conditions of the debt securities, that substitution may constitute a deemed sale or exchange of the debt securities for U.S. federal income tax purposes. As a result, the holder of a debt security may recognize taxable gain or loss and may be required to include in income different amounts during the remaining term of that debt security than would have been included absent that substitution. If that substitution occurs, holders should consult their tax advisors regarding the tax consequences.

Limitations on Liens.    The guarantors will not, nor will they permit any Restricted Company to, create or assume after the date specified for a series of debt securities in the applicable prospectus supplement any Lien securing Indebtedness other than:

•	Liens securing Indebtedness for which either of the guarantors or any Restricted Company is contractually obligated on that date;

•	Liens securing Indebtedness incurred in the ordinary course of business of either of the guarantors or any Restricted Company;

•	Liens securing Indebtedness incurred in connection with the financing of receivables of either of the guarantors or any Restricted Company;

•

Liens on Property acquired or leased after that date securing Indebtedness in amounts not exceeding the acquisition cost of that Property (provided that the Lien is created or assumed within 360 days after that acquisition or lease);

•

in the case of real estate owned on or acquired after that date which, on or after that date, is improved, Liens on that real estate and/or improvements securing Indebtedness in amounts not exceeding the cost of those improvements;

•

Liens on Property acquired after that date securing Indebtedness existing on that Property at the time of that acquisition (provided that the Lien has not been created or assumed in contemplation of that acquisition);

•

Liens securing Indebtedness of a corporation at the time it becomes a subsidiary of a Component Company (provided that the Lien has not been created or assumed in contemplation of that corporation becoming a subsidiary of a Component Company);

•	rights of set-off over deposits of either of the guarantors or any Restricted Company held by financial institutions;

•

Liens on Property of either of the guarantors or any Restricted Company in favor of any governmental authority of any jurisdiction securing the obligation of that guarantor or that Restricted Company pursuant to any contract or payment owed to that entity pursuant to applicable laws, regulations or statutes;

•

Liens securing industrial revenue, development or similar bonds issued by or for the benefit of either of the guarantors or any Restricted Company, provided that those industrial revenue, development or similar bonds are nonrecourse to either guarantor or that Restricted Company;

•	Liens in favor of either of the guarantors or of any other Component Company; and

•

extensions, renewals, refinancings or replacements of any Liens referred to above; provided, that the outstanding principal amount of the obligation secured thereby at any time is not increased above the outstanding principal amount at any previous time and so long as any extension, renewal, refinancing or replacement of any Liens is limited to the property originally encumbered. (Section 804).

Notwithstanding the provisions set forth above either of the guarantors or any Restricted Company may create or assume any Lien securing Indebtedness which would otherwise be subject to the foregoing restrictions provided that any of the following conditions is satisfied:

•

after giving effect to the Liens, Indebtedness secured by those Liens (not including Indebtedness secured by Liens permitted above) then outstanding does not exceed 15 percent of Adjusted Total of Capital and Reserves (as defined below); or

•

at the time the Lien is created or assumed, the debt securities or the obligations of that guarantor which has created or assumed, or the obligations of both guarantors if the Lien is created or assumed by a Restricted Company, that Lien pursuant to its guarantees are equally and ratably secured with that Indebtedness for so long as that Indebtedness is secured. (Section 804).

Limitation on Sale and Leaseback Transactions.    The guarantors will not, and will not cause or permit any Restricted Company to, engage in any sale and leaseback transaction (other than a sale and leaseback transaction involving any property acquired after the date specified for a series of debt securities in the applicable prospectus supplement) unless:

•

either of the guarantors or any Restricted Company would be entitled (other than pursuant to the exceptions under “—Limitations on Liens” above) to secure Indebtedness equal to the amount realized upon the sale or transfer involved in that transaction without securing the debt securities or the guarantees; or

•

an amount equal to the fair value, as determined in good faith by the board of directors or the executive board of either guarantor or any Restricted Company, of the leased property is applied or definitively committed within 360 days of the effective date of the sale and leaseback transaction to:

•	the acquisition or construction of property other than current assets;

•	the repayment of the debt securities pursuant to their terms; or

•

the repayment of Indebtedness of either guarantor or any Restricted Company (other than Indebtedness owed to that guarantor or to any other Component Company and other than Indebtedness the payment of principal of or interest on which is contractually subordinated to the prior payment of principal of or interest on the debt securities). (Section 805).

For the purpose of these covenants and the events of default the following terms have the following respective meanings:

“Adjusted Total of Capital and Reserves” means:

•	the amount for the time being paid up on the issued share capital of Reed Elsevier PLC and Reed Elsevier NV; and

•

the amounts standing to the credit of the reserves of the Group (being the elements of combined shareholders’ funds other than the paid up issued share capital of Reed Elsevier PLC and Reed Elsevier NV, including the balance standing to the credit of profit and loss account) as shown in the last audited combined financial statements of the Group after making those adjustments as in the opinion of Reed Elsevier PLC’s and Reed Elsevier NV’s auditors may be appropriate, including adjustments to take account of any alterations to those reserves resulting from any distributions or any issues of share capital whether for cash or other consideration (including any transfers to share premium account) or any payments up by capitalization from reserves of share capital theretofore not paid up or any reductions of paid up share capital or share premium account which may have taken place since the date of those balance sheets, less any amounts included in the reserves and appearing on those audited combined financial statements as being reserved or set aside for future taxation assessable by reference to profits earned down to the date to which those balance sheets are made up.

“Component Company” means any one of Reed Elsevier PLC, Reed Elsevier NV, RELX Group plc and their respective direct and indirect subsidiaries (or the successor to any of those companies).

“Indebtedness,” with respect to any person, means:

•	any obligation of that person for borrowed money;

•

any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements on the Property, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business;

•

any obligation under capitalized leases (as determined in accordance with IFRS, as in effect on the issue date of the applicable series of debt securities for purposes of such determination) of that person; and

•	any direct or indirect guarantees of that person of any obligation of the type described in the preceding three paragraphs of any other person.

“Lien” means any security interest, mortgage, pledge, lien, charge, encumbrance, lessor’s interest under a capitalized lease or analogous instrument in, of or on any Property.

“person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision or any other entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, share capital.

“Restricted Company” means any Component Company, other than one of the guarantors, substantially all of the physical properties of which are located, or substantially all of the operations of which are conducted, within the United States, the United Kingdom or The Netherlands. “Restricted Company” does not include any Component Company which is principally engaged in leasing or financing installment receivables or which is principally engaged in financing the operations of one or more Component Companies (which includes only those Component Companies in which more than 50% of the capital stock having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the guarantors).

“subsidiary,” with respect to any person, means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by that person. (Section 101).

Satisfaction and Discharge

Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of any particular series, the indenture provides that RELX Capital will be discharged from its obligations under the debt securities of that series (with certain exceptions) at any time prior to the stated maturity or redemption of those debt securities when:

•	RELX Capital has irrevocably deposited with or to the order of the trustee for the debt securities of that series, in trust:

•

sufficient funds in the currency or currency unit in which debt securities of that series are payable to pay and discharge the entire indebtedness on all of the outstanding debt securities of that series for unpaid principal (and premium, if any) and interest, if any, to the stated maturity, or redemption date, as the case may be; or

•

that amount of Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue on those Government Obligations (without consideration of any reinvestment), be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay and discharge when due the principal (and premium, if any) and interest, if any, to the stated maturity or any redemption date, as the case may be; or

•

that amount equal to the amount referred to in the above two paragraphs in any combination of the currency or currency unit in which debt securities of that series are payable or Government Obligations;

•	RELX Capital or any guarantor has paid or caused to be paid all other sums payable with respect to the debt securities of that series;

•	RELX Capital has delivered to the trustee for the debt securities of that series an opinion of counsel to the effect that:

•	RELX Capital has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

•

since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if that discharge had not occurred; and certain other conditions are met. (Section 401).

Upon a discharge, the holders of the debt securities of that series will no longer be entitled to the benefits of the terms and conditions of the indenture, the debt securities and the guarantees, if any, except for certain provisions, including registration of transfer and exchange of those debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of that series, and will look for payment only to those deposited funds or obligations. (Section 401).

“Government Obligations” means securities which are:

•

direct obligations (or certificates representing an ownership interest in those obligations) of the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond RELX Capital’s control, in which case the obligations shall be issued in US dollars) for which its full faith and credit are pledged; or

•

obligations of a person controlled or supervised by, and acting as an agency or instrumentality of, the government which issued the currency in which the debt securities of a particular series are payable (unless the currency in which the debt securities of a particular series is unavailable due to the imposition of exchange controls or other circumstances beyond RELX Capital’s control, in which case the obligations shall be issued in US dollars), issued in that currency the payment of which is unconditionally guaranteed by that government as a full faith and credit obligation of that government and are not callable or redeemable at the option of RELX Capital or either of the guarantors. (Section 101).

Supplemental Indentures

The indenture contains provisions permitting RELX Capital, each guarantor and the trustee for the debt securities of any or all series:

•

without the consent of any holders of debt securities issued under the indenture, to enter into one or more supplemental indentures to, among other things, cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of the holders of debt securities of any particular series; and

•

with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities then outstanding and affected by the supplemental indenture, to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of those debt securities under the indenture.

However, no supplemental indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental indenture:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount or the rate of interest, if any, or any premium or principal payable upon the redemption of that debt security, or change any obligation of RELX Capital to pay additional amounts thereon or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the stated maturity, or change any place of payment where any debt security or any interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in aggregate principal amount of outstanding debt securities of any particular series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture;

•	change any obligation of RELX Capital and each guarantor to maintain an office or agency in the places and for the purposes specified in the indenture;

•

modify certain of the provisions of the indenture pertaining to the waiver by holders of debt securities of past defaults, supplemental indentures with the consent of holders of debt securities and the waiver by holders of each debt security of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected; or

•

change in any manner adverse to the interests of the holders of any outstanding debt securities the terms and conditions of the obligations of each guarantor in respect of the due and punctual payment of the principal (or, if the context so requires, lesser amount in the case of discounted securities) of (and premium, if any) and interest, if any, on or any additional amounts or any sinking fund payments provided in respect of that debt security. (Section 902).

Waivers

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series of debt securities issued under the indenture and affected thereby may, on behalf of the holders of those debt securities of that series, waive compliance by RELX Capital or any guarantor with certain restrictive provisions of the indenture as pertain to the corporate existence of RELX Capital and that guarantor, the maintenance of certain agencies by RELX Capital and that guarantor or to the covenants described under “—Covenants of RELX Capital and the Guarantors” above. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any particular series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of (and premium, if any, on) and interest, if any, on any debt security of that series or with respect to a covenant or a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 513).

Further Issuances

RELX Capital may from time to time, without notice to or the consent of the holders of the debt securities of a series, create and issue under the indenture further debt securities ranking equally with those debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of those further debt securities or except for the first payment of interest following the issue date of those further debt securities), and those further debt securities will be consolidated and form a single series with those debt securities and will have the same terms as to status, redemption or otherwise as those debt securities.

Notices

Notices to holders of the debt securities in non-global form will be given by mail to the addresses of holders as they appear in the security register and notices to holders of the debt securities in global form will be given to the depositary in accordance with its applicable procedures.

Title

RELX Capital, any trustees and any agent of RELX Capital or any trustees may treat the registered owner of any debt security as its absolute owner (whether or not that debt security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Service

RELX Capital and each of the guarantors has designated and appointed Kenneth Thompson II, Reed Elsevier Inc., at 9443 Springboro Pike, Miamisburg, OH 45342 as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the debt securities, the guarantees or the indenture which may be instituted in any federal or New York State court located in the Borough of Manhattan, City and State of New York, and has submitted (for the purposes of any suit or proceeding) to the jurisdiction of any court in that area in which any suit or proceeding is instituted. Each of Reed Elsevier PLC and Reed Elsevier NV has agreed, to the fullest extent that it lawfully may do so, that final judgment in any suit, action or proceeding brought in a court will be conclusive and binding upon it and may be enforced in the courts of the United Kingdom and The Netherlands, as the case may be (or any other courts to the jurisdiction of which it is subject).

Notwithstanding the foregoing, any actions arising out of or relating to the debt securities, the guarantees or the indenture may be instituted by the trustees or the holder of any debt security of a series in any competent court in the United Kingdom, The Netherlands or other competent jurisdiction.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will have no obligations other than the performance of those duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs. (Section 601).

TAXATION

United States Federal Income Tax Considerations

The following is a summary of material U.S. federal income tax consequences to you of the purchase, ownership and disposition of debt securities as of the date hereof. Except where noted, this summary deals only with debt securities that are held as capital assets and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a regulated investment company;

•	a real estate investment trust;

•	a financial institution;

•	an insurance company;

•	a tax-exempt organization;

•	a person holding debt securities as part of a hedging, integrated or conversion transaction, constructive sale or straddle;

•	a partnership or other pass-through entity (or an investor therein);

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax; or

•	a U.S. Holder (as defined below) whose “functional currency” is not the US dollar.

In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are a Non-U.S. Holder (as defined below) subject to special treatment under the U.S. federal income tax laws (including if you are a “controlled foreign corporation,” “passive foreign investment company” or United States expatriate).

The discussion below is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. The discussion below assumes that all debt securities issued pursuant to this prospectus will be classified for U.S. federal income tax purposes as indebtedness of RELX Capital and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. We will summarize any special U.S. federal income tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement.

This discussion does not contain a detailed description of all the U.S. federal income tax consequences to you in light of your particular circumstances and does not address the Medicare contribution tax on net investment income or the effects of any state, local or non-United States tax laws.

If a partnership holds our debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, you should consult your tax advisors.

If you are considering the purchase of the debt securities, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to U.S. Holders

The following is a summary of material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of the debt securities.

Material consequences to “Non-U.S. Holders” of the debt securities, which are beneficial owners of debt securities (other than partnerships) that are not U.S. Holders, are described under “—Consequences to Non-U.S. Holders” below.

“U.S. Holder” means a beneficial owner of a debt security that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Colombia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Payments of Interest.    Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount.    If you own debt securities issued with original issue discount (“OID” and such debt securities, “original issue discount debt securities”), you will be subject to special tax accounting rules, as described in greater detail below. You generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

A debt security with an issue price that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest. The accruals of OID on an original issue discount debt security will generally be less in the early years and more in the later years.

The amount of OID that you must include in income if you are the initial U.S. Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The accrual period for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period; over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

You should refer to the discussion below under “Foreign Currency Debt Securities” for additional OID rules applicable to debt securities that are denominated in or determined by reference to a specified currency other than the US dollar (“foreign currency debt securities”). The discussion above generally does not address debt securities providing for contingent payments that do not constitute qualified stated interest. You should carefully examine the applicable prospectus supplement regarding the U.S. federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments that do not constitute qualified stated interest.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the U.S. Internal Revenue Service (“IRS”). You should consult with your own tax advisors about this election.

Short-Term Debt Securities.    In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individual and certain other cash method U.S. Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. Holders that report income for U.S. federal income tax purposes on the accrual method and certain other U.S. Holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount.    If you purchase a debt security for an amount that is less than its stated redemption price at maturity, or, in the case of an original issue discount debt security, its adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a security-by-security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition but not in excess of the net interest income on the security in such tax year. You should consult your own tax advisor before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium, Amortizable Bond Premium.    If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (1) you will exercise or not exercise options in a manner that maximizes your yield, and (2) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all taxable debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange and Retirement of Debt Securities.    Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Except as otherwise described herein with respect to:

•	certain short-term debt securities;

•	market discount;

•	gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities; or

•	contingent payment debt instruments, which this summary generally does not discuss,

that gain or loss will be capital gain or loss. Capital gains of individuals and other non-corporate U.S. Holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Interest.    If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the US dollar value of the amount received, determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into US dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the US dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the “spot rate” on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five business days of the end of the accrual period.

If you use the accrual method of accounting, upon receipt of an interest payment on a debt security (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the US dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received) and the US dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount.    OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into US dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the US dollar value of the accrued OID (determined in the same manner as for accrued interest) and the US dollar value of such payment (determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium.    The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into US dollars at the “spot rate” on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into US dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between “spot rates” at such time and the time of acquisition of the foreign currency debt security.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into US dollars at the “spot rate” on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement.    Your initial tax basis in a foreign currency debt security will generally be the US dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of your purchase. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, your initial tax basis in the foreign currency debt security will be determined by translating the foreign currency amount paid into US dollars on the settlement date of the purchase. An accrual method taxpayer may elect the same treatment with respect to foreign currency debt securities traded on an established securities market, provided that the election is applied consistently. If you purchased the foreign currency debt security with previously owned foreign currency, you will recognize exchange gain or loss at the time of the purchase attributable to the difference at the time of purchase, if any, between your tax basis in the foreign currency and the fair market value of the debt security in US dollars on the date of purchase. Such gain or loss will be ordinary income or loss.

For purposes of determining the amount of any gain or loss you recognize on the sale, exchange, retirement or other disposition of a foreign currency debt security for an amount denominated in foreign currency, the amount realized on such sale, exchange, retirement or other disposition will be the US dollar value of the amount realized in foreign currency (other than amounts attributable to accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income), determined based on the “spot rate” of the foreign currency in effect on the date of the sale, exchange, retirement or other disposition. If, however, you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, the amount realized is determined by translating the foreign currency received into US dollars on the settlement date of the sale, exchange, retirement or other disposition. An accrual method taxpayer may elect the same treatment with respect to foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the discussion above regarding short-term debt securities and market discount, any such gain or loss (except to the extent attributable to exchange gain or loss) will be capital gain or loss, and will be long term capital gain or loss if you held the foreign currency debt security for more than one year.

You may also recognize exchange gain or loss attributable to the movement in exchange rates between the time of purchase and the time of disposition (including the sale, exchange, retirement or other disposition) of a foreign currency debt security. Such gain or loss will be treated as ordinary income or loss. The realization of such gain or loss will be limited to the amount of overall gain or loss realized on the disposition of a foreign currency debt security. A non-electing accrual basis taxpayer selling a foreign currency debt security on an established securities market will also realize exchange gain or loss on the receipt of the foreign currency to the extent (i) the US dollar value of the foreign currency determined at the “spot rate” on the settlement date of the sale differs from (ii) the US dollar value of the foreign currency determined at the “spot rate” on the trade date of the sale.

Your tax basis in foreign currency received as interest on, or received on the sale, exchange, retirement or other disposition of, a foreign currency debt security will generally be the US dollar value thereof at the “spot rate” at the time you receive such foreign currency. Any gain or loss recognized by you on a sale, exchange or other disposition of foreign currency will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided in Treasury Regulations or administrative pronouncements of the IRS.

Dual Currency Debt Securities.    If so specified in an applicable prospectus supplement relating to a foreign currency debt security, we may have the option to make all payments of principal and interest scheduled after the exercise of such option in a currency other than the specified currency. Applicable Treasury Regulations generally:

•	apply the principles contained in regulations governing contingent debt instruments to dual currency debt securities in the “predominant currency” of the dual currency debt securities; and

•	apply the rules discussed above with respect to foreign currency debt securities with OID for the translation of interest and principal into US dollars.

If you are considering the purchase of dual currency debt securities, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Reportable Transactions.    Treasury Regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury Regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-U.S. Holders

The following is a summary of material U.S. federal income and estate tax consequences that will apply to you if you are a Non-U.S. Holder of debt securities.

U.S. Federal Withholding Tax.    The 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on debt securities under the “portfolio interest” rule, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of voting stock of RELX Capital within the meaning of the Code and U.S. Treasury Regulations;

•	you are not a controlled foreign corporation that is related to RELX Capital through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the U.S. Treasury Regulations thereunder; and

•

either (1) you provide your name and address on an applicable IRS Form W-8 (or successor form), and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries or certain foreign partnerships, and you satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E (or successor form) claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of debt securities.

U.S. Federal Income Tax.    If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment), you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although exempt from the 30% withholding tax, provided the certification requirements discussed above under “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your effectively connected earnings and profits for the taxable year, subject to adjustments.

You will generally not be subject to U.S. federal income tax on any gain realized on the disposition of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

U.S. Federal Estate Tax.    Your estate will not be subject to U.S. federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

U.S. Holders.    In general, information reporting requirements will apply to certain payments of principal, interest, OID and premium paid on debt securities and to the proceeds of sale of a debt security made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Holders.    Interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a U.S. person, and such withholding agent has received from you the statement described above in the sixth bullet point under “—Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax.”

In addition, information reporting and backup withholding will not apply to the proceeds of the sale of a debt security made within the United States or conducted through certain U.S. related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a U.S. person, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest income paid on the debt securities and, for a disposition of a debt security occurring after December 31, 2016, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Consequences to Non-U.S. Holders—U.S. Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisor regarding these rules and whether they may be relevant to your ownership and disposition of debt securities.

United Kingdom and Netherlands Tax Considerations

The following summaries are based on the current law and practice of the United Kingdom and The Netherlands, which are subject to changes that could prospectively or retrospectively or adversely affect the stated tax consequences. Prospective holders of debt securities who may be in any doubt as to their respective tax positions should consult their own professional advisors.

United Kingdom Tax Considerations

Although the position is not clear, it is possible that any payments in respect of interest made by Reed Elsevier PLC under its guarantee will be subject to withholding or deduction on account of United Kingdom tax. However, if there is a withholding or deduction on account of United Kingdom tax, then, assuming each beneficial owner of a debt security is a person who satisfies the relevant conditions for exemption from United Kingdom tax under any applicable income tax treaty and provided Reed Elsevier PLC has received a direction to pay gross from HM Revenue & Customs, all payments to be made by Reed Elsevier PLC under the guarantee will be made free and clear of and without deductions for or on account of any taxes, levies, imposts, duties, charges, assessments, fees or withholdings of any kind under the laws of the United Kingdom. No direction will be given by HM Revenue & Customs unless relevant forms have been completed by the relevant holder of a debt security and certified by the appropriate tax office applicable to the holder. See “Description of the Debt Securities and Guarantees—Payment of Additional Amounts” above for a description of the circumstances under which Reed Elsevier PLC would be required to pay additional amounts.

Netherlands Tax Considerations

All payments by RELX Capital or Reed Elsevier NV, as guarantor, as the case may be, of principal of and interest on the debt securities may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority of The Netherlands.

European Union Tax Considerations

Under Council Directive 2003/48/EC on the taxation of savings income (the “Directive”), member states are required to provide to the tax authorities of another member state details of payments of interest and other similar income paid or secured by a person established in a member state to or for the benefit of an individual resident in another member state or certain limited types of entities established in another member state.

On 24 March 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above (the “Amending Directive”). Member states are required to apply these new requirements from 1 January 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. The Directive will also apply a “look through approach” to payments made via certain persons, entities or legal arrangements (including trusts and partnerships), where certain conditions are satisfied, where an individual resident in a member state is regarded as the beneficial owner of the payment for the purposes of the Directive. This approach may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

For a transitional period, Austria is instead required (unless during such period it elects otherwise) to operate a withholding tax in relation to such payments. The transitional period will end after agreement on exchange of information is reached between the European Union and certain non-European Union states.

A number of non-European Union countries and territories, including Switzerland, have adopted equivalent measures (a withholding system in the case of Switzerland) and certain British and Dutch dependent or associated territories have adopted the same measures with effect from the same date.

However, the European Commission has proposed the repeal of the Directive from 1 January 2017 in the case of Austria and from 1 January 2016 in the case of all other member states (subject to ongoing requirements to fulfil administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, member states will not be required to apply the new requirements of the Amending Directive.

The Proposed Financial Transaction Tax (“FTT”)

On 14 February 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”).

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by 1 January 2016.

However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU member states may decide to participate.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

RELX Capital may sell all or part of the debt securities from time to time on terms determined at the time those debt securities are offered for sale to or through underwriters or through selling agents, and also may sell those debt securities directly to other purchasers. The names of those underwriters or selling agents used in connection with the offer and sale of any series of debt securities will be set forth in the applicable prospectus supplement.

The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. If underwriters are used in the sale of debt securities, debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Those debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of those debt securities if any of those debt securities are purchased.

In connection with the sale of debt securities, underwriters may receive compensation from RELX Capital or from purchasers of debt securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of debt securities may be deemed to be underwriters, and any discounts or commissions received by them from RELX Capital and any profit on the resale of debt securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation received from RELX Capital will be described in the prospectus supplement.

Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with RELX Capital, to indemnification by RELX Capital against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, selling agents and other persons may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. In the event that debt securities of a series offered by this prospectus are not listed on a national securities exchange, certain broker-dealers may make a market in the debt securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market for the debt securities.

In order to facilitate the offering of the debt securities, any underwriters or agents involved in the offering of debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other debt securities the prices of which may be used to determine payments on those debt securities. Specifically, the underwriters or agents may overallot in connection with the offering, creating a short position in debt securities for their own account. In addition, to cover overallotments or to stabilize the price of debt securities or other securities, the underwriters or agents may bid for, and purchase, debt securities or any other securities in the open market. Finally, in any offering of debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing any debt securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

Certain legal matters relating to the debt securities and the guarantees will be passed upon for RELX Capital, Reed Elsevier PLC and Reed Elsevier NV by Simpson Thacher & Bartlett LLP, New York, New York and for the underwriters, if any, by Cravath, Swaine & Moore LLP, New York, New York. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely upon the opinions of Freshfields Bruckhaus Deringer LLP, English solicitors for Reed Elsevier PLC and Netherlands counsel to Reed Elsevier NV, as to applicable matters of English law and Netherlands law, respectively.

EXPERTS

The combined financial statements incorporated by reference in this prospectus from the Group’s Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of the Group’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Reed Elsevier PLC incorporated by reference in this prospectus from the Group’s Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of Reed Elsevier PLC’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Reed Elsevier NV incorporated by reference in this prospectus from the Group’s Annual Report on Form 20-F for the year ended December 31, 2014 and the effectiveness of Reed Elsevier NV’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance on the reports of such firm given upon their authority as experts in accounting and auditing.

RELX Capital Inc.

Fully and Unconditionally Guaranteed Jointly and Severally by

Reed Elsevier PLC and Reed Elsevier NV

€600,000,000 1.300% Notes due 2025

PROSPECTUS SUPPLEMENT

May 5, 2015

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	J.P. Morgan	Morgan Stanley